UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

BIOAMBER INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 2, 2015

Dear BioAmber Stockholder:

I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of BioAmber Inc. (“BioAmber”) to be held on May 15, 2015 at 8:00 a.m. Eastern Time at the Holiday Inn Sarnia Hotel and Conference Center, which is located at 1498 Venetian Blvd, Sarnia, Ontario, Canada, N7T 7W6.

Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of 2015 Annual Meeting of Stockholders (the “Notice”) and Proxy Statement.

Your vote is important. Whether or not you plan to attend the Annual Meeting, I hope you will vote as soon as possible. You may vote over the Internet or in person at the Annual Meeting or, if you receive your proxy materials by U.S. mail, you also may vote by mailing a proxy card or voting by telephone. Please review the instructions on the Notice or on the proxy card regarding your voting options.

Thank you for your ongoing support of and continued interest in BioAmber. We look forward to seeing you at our Annual Meeting.

Sincerely,

Jean-François Huc

President and Chief Executive Officer

YOUR VOTE IS IMPORTANT

In order to ensure your representation at the meeting, whether or not you plan to attend the Annual Meeting, please vote your shares as promptly as possible over the Internet by following the instructions on your Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on your proxy card. Your participation will help to ensure the presence of a quorum at the meeting and save BioAmber the extra expense associated with additional solicitation. If you hold your shares through a broker, your broker is not permitted to vote on your behalf in the election of directors, unless you provide specific instructions to the broker by completing and returning any voting instruction form that the broker provides (or following any instructions that allow you to vote your broker-held shares via telephone or the Internet). For your vote to be counted, you will need to communicate your voting decision before the date of the Annual Meeting. Voting your shares in advance will not prevent you from attending the Annual Meeting, revoking your earlier submitted proxy or voting your stock in person.

BIOAMBER INC.

1250 Rene Levesque West, Suite 4110

Montreal, Quebec, Canada H3B 4W8

NOTICE OF 2015 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on May 15, 2015

Notice is hereby given that BioAmber Inc. will hold its 2015 Annual Meeting of Stockholders (the “Annual Meeting”) on May 15, 2015 at 8:00 a.m. Eastern Time at the Holiday Inn Sarnia Hotel and Conference Center, which is located at 1498 Venetian Blvd, Sarnia, Ontario, Canada, N7T 7W6, for the following purposes:

●

To elect one Class II director, Heinz Haller, to hold office until the 2018 annual meeting of stockholders and until his successor is duly elected and qualified, subject to his earlier resignation or removal;

●	To ratify the BioAmber Inc. Amended and Restated 2013 Stock Option and Incentive Plan;
●	To ratify the appointment of Deloitte LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015; and
●	To transact any other business that properly comes before the Annual Meeting (including adjournments and postponements thereof).

Only stockholders of record at the close of business on March 19, 2015 are entitled to notice of and to vote at the Annual Meeting as set forth in the Proxy Statement. If you plan to attend the Annual Meeting in person, you should be prepared to present photo identification such as a valid driver’s license and verification of stock ownership for admittance. You are entitled to attend the Annual Meeting only if you were a stockholder as of the close of business on March 19, 2015 or hold a valid proxy for the Annual Meeting. If you are a stockholder of record, your ownership as of the record date will be verified prior to admittance into the meeting. If you are not a stockholder of record but hold shares through a broker, trustee, or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership. Please allow ample time for the admittance process.

By Order of the Board of Directors,

François Laurin

Chief Financial Officer

Montreal, Quebec, Canada

April 2, 2015

PROXY STATEMENT

FOR THE 2015 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 15, 2015

GENERAL INFORMATION

Our Board of Directors (the “Board”) solicits your proxy on our behalf for the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) and at any postponement or adjournment of the Annual Meeting for the purposes set forth in this Proxy Statement and the accompanying Notice of 2015 Annual Meeting of Stockholders (the “Notice”). The Annual Meeting will be held at 8:00 a.m. Eastern Time on May 15, 2015 at the Holiday Inn Sarnia Hotel and Conference Center, which is located at 1498 Venetian Blvd, Sarnia, Ontario, Canada, N7T 7W6. We made this Proxy Statement available to stockholders beginning on April 2, 2015.

In this Proxy Statement the terms “BioAmber,” “the company,” “we,” “us,” and “our” refer to BioAmber Inc. The mailing address of our principal executive offices is BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8.

Record Date	March 19, 2015.

Quorum	A majority of the shares of all issued and outstanding stock entitled to vote on the record date must be present in person or represented by proxy to constitute a quorum.

Shares Outstanding	21,838,671 shares of common stock outstanding as of March 19, 2015.

Voting	There are four ways a stockholder of record can vote:

(1) By Internet: You may vote over the Internet by following the instructions provided in the Notice or, if you receive your proxy materials by U.S. mail, by following the instructions on the proxy card.

(2) By Telephone: If you receive your proxy materials by U.S. mail, you may vote by telephone by following the instructions on the proxy card.

(3) By Mail: If you receive your proxy materials by U.S. mail, you may complete, sign and return the accompanying proxy card in the postage-paid envelope provided.

(4)

In Person: If you are a stockholder as of the record date, you may vote in person at the meeting. Submitting a proxy will not prevent a stockholder from attending the Annual Meeting, revoking their earlier-submitted proxy, and voting in person.

In order to be counted, proxies submitted by telephone or Internet must be received by 11:59 p.m. Eastern Time on May 14, 2015. Proxies submitted by U.S. mail must be received before the start of the Annual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Revoking Your Proxy

Stockholders of record may revoke their proxies by attending the Annual Meeting and voting in person, by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with our Secretary before the vote is counted or by voting again using the telephone or Internet before the cutoff time (your latest telephone or Internet proxy is the one that will be counted). If you hold shares through a bank or broker, you may revoke any prior voting instructions by contacting that firm.

Votes Required to Adopt Proposals	Each share of our common stock outstanding on the record date is entitled to one vote on any proposal presented at the Annual Meeting:

For Proposal One, the election of a Class II director, the nominee receiving the plurality of votes entitled to vote and cast will be elected as a Class II director.

For Proposal Two, an affirmative vote of a majority of the shares present, in person or represented by proxy, and voting on such matter is required for the ratification of our Amended and Restated 2013 Stock Option and Incentive Plan.

For Proposal Three, a majority of the votes properly cast is required to ratify the appointment of Deloitte LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Effect of Abstentions and Broker Non-Votes

Votes withheld from any nominee, abstentions, and “broker nonvotes” (i.e., where a broker has not received voting instructions from the beneficial owner and for which the broker does not have discretionary power to vote on a particular matter) are counted as present for purposes of determining the presence of a quorum. Shares voting “withheld” have no effect on the election of directors. Abstentions are not counted as votes cast and thus will have no effect on the ratification of our Amended and Restated 2013 Stock Option and Incentive Plan or on the ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015.

Under the rules that govern brokers holding shares for their customers, brokers who do not receive voting instructions from their customers have the discretion to vote uninstructed shares on routine matters, but do not have discretion to vote such uninstructed shares on non-routine matters. Only Proposal Three, the ratification of the appointment of Deloitte LLP, is considered a routine matter where brokers are permitted to vote shares held by them without instruction. If your shares are held through a broker, those shares will not be voted in the election of directors unless you affirmatively provide the broker instructions on how to vote.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how your shares should be voted on each item, the persons named as proxies will vote for the election of the nominees for director, for the ratification of the Amended and Restated 2013 Stock Option and Incentive Plan and for the ratification of the appointment of Deloitte LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2015. The persons named as proxies will vote on any other matters properly presented at the Annual Meeting in accordance with their best judgment, although we have not received timely notice of any other matters that may be properly presented for voting at the Annual Meeting.

Voting Results

We will announce preliminary results at the Annual Meeting. We will report final results by filing a Form 8-K within four business days after the Annual Meeting. If final results are not available at that time, we will provide preliminary voting results in the Form 8-K and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Additional Solicitation/Costs

We are paying for the distribution of the proxy materials and solicitation of the proxies. As part of this process, we reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders. Proxy solicitation expenses that we will pay include those for preparation, mailing, returning and tabulating the proxies. Our directors, officers, and employees may also solicit proxies on our behalf in person, by telephone, email or facsimile, but they do not receive additional compensation for providing those services.

Emerging Growth Company

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups (JOBS) Act of 2012 and, as such, have elected to comply with certain reduced public company reporting requirements. These reduced reporting requirements include reduced disclosure about the company's executive compensation arrangements and no non-binding advisory votes on executive compensation. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of at least $1.0 billion, or (c) in which we are deemed to be a large accelerated filer, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th, and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Householding

If you are a beneficial owner of our common stock and you receive your proxy materials through Computershare Trust Company, N.A. (“Computershare”), and there are multiple beneficial owners at the same address, you may receive fewer Notices or fewer paper copies of the Proxy Statement and the Annual Report on Form 10-K than the number of beneficial owners at that address. The rules of the Securities and Exchange Commission (the “SEC”) permit Computershare to deliver only one Notice, Proxy Statement and Annual Report on Form 10-K to multiple beneficial owners sharing an address, unless we receive contrary instructions from any beneficial owner at the same address.

If you receive your proxy materials through Computershare and (1) you currently receive only one copy of the proxy materials at a shared address but you wish to receive an additional copy of this Proxy Statement and the Annual Report, or any future proxy statement or annual report or (2) you share an address with other beneficial owners who also receive their separate proxy materials through Computershare and you wish to request delivery of a single copy of the Annual Report on Form 10-K or the proxy statement to the shared address in the future, please contact Investor Relations at BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8 or call (514) 844-8000 Ext 120.

ELECTION OF DIRECTORS

Number of Directors; Board Structure

Our Board is divided into three staggered classes of directors as nearly equal in number as possible. One class is elected each year at the annual meeting of stockholders for a term of three years. The term of the Class II directors expires at the Annual Meeting. The term of the Class III directors will expire at the 2016 annual meeting and the term of the Class I directors will expire at the 2017 annual meeting. In April 2015, our Board reclassified Heinz Haller, who was previously classified as a Class I director, as a Class II director.

The biographies of each of the nominees and continuing directors below contain information regarding each such person’s service as a director, business experience, director positions held currently or at any time during the last five years and the experiences, qualifications, attributes or skills that caused the nominating and corporate governance committee to determine that the person should serve as a director of the company. In addition to the information presented below regarding each such person’s specific experience, qualifications, attributes and skills that led the Board and its nominating and corporate governance committee to the conclusion that he or she should serve as a director, we also believe that each of our directors has a reputation for integrity, honesty and adherence to high ethical standards. Each of our directors has demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our company and our Board. Finally, we value our directors’ experience in relevant areas of business management and on other boards of directors and board committees.

Our corporate governance guidelines also dictate that a majority of the Board be comprised of independent directors whom the Board has determined have no material relationship with the company and who are otherwise “independent” directors under the published listing requirements of the New York Stock Exchange (the “NYSE”).

PROPOSAL ONE – ELECTION OF CLASS II DIRECTOR

Nominee

Based on the recommendation of the nominating and corporate governance committee of our Board, our Board has nominated Heinz Haller for election as a Class II director to serve for a three-year term expiring at the 2018 annual meeting or until his successor is elected and qualified. Mr. Haller has consented to serve if elected.

Unless you direct otherwise through your proxy voting instructions, the persons named as proxies will vote all proxies received “for” the election of Mr. Haller. If Mr. Haller is unable or unwilling to serve at the time of the Annual Meeting, the persons named as proxies may vote for a substitute nominee chosen by the present Board. The Board may fill such vacancy at a later date or reduce the size of the Board. We have no reason to believe that Mr. Haller will be unwilling or unable to serve if elected as a director.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF MR. HALLER.

Nominee for Election for a Three-Year Term Ending at the 2018 Annual Meeting

Heinz Haller, 60, has served on our board of directors since 2011. He is Executive Vice President and President of Europe, Middle East, Africa and India of Dow Europe GmbH. He has worked at Dow in various roles from 2006 through the present, from 1987 to 1994 and from 1980 to 1985. From 2002 to 2006, Mr. Haller served as Managing Director of Allianz Capital Partners, GmbH, a private equity firm. Prior to that, he was Chief Executive Officer of both Red Bull Sauber AG, a company that provides automotive research and development services and Sauber Petronas Engineering AG. He has also worked as Managing Director of Plüss-Staufer AG, a chemical distribution company. Mr. Haller is Chairman of the Dow Kokam Board and the Dow AgroSciences Members Committee, as well as a member of the Board of Directors for the Dow Corning Corporation, the Michigan Molecular Institute, and the U.S. India Business Council. Mr. Haller earned a certification in the advanced executive program from University of California at Los Angeles and holds a Master of Business Administration from IMD, Lausanne, Switzerland. His experience in leadership roles and knowledge of the chemical industry makes him a valuable member of our board of directors.

Director Continuing in Office Until the 2016 Annual Meeting

Jean-François Huc, 51, has served as our President and Chief Executive Officer since 2009. Mr. Huc also serves on our board of directors. Mr. Huc was Chief Operating Officer of Diversified Natural Products, Inc. from 2006 until 2008. Earlier in Mr. Huc’s career, he served as Chief Executive Officer of TGN Biotech Inc., a company producing recombinant proteins in transgenic animals, from 2004 to 2005 and MedExact S.A., a company offering web-based promotional services to pharmaceutical companies in the United States and France, from 2000 to 2002. Mr. Huc was Vice President of Alliance Management for Sanofi-Synthelabo S.A. from 1998 to 2000. Prior to Sanofi, he was a Partner with Arthur D. Little, a management consulting firm, from 1995 to 1997, and served in several other consulting and sales roles prior to 1995. Mr. Huc obtained a Master of Business Administration from York University in Toronto and a Bachelor of Science in biochemistry from the University of Western Ontario. He is a valuable member of the board of directors due to his leadership, his experience in business and his understanding of our company, which brings extensive knowledge and continuity to the board of directors.

Raymond Land, 70, has served on our board of directors since 2011 and has been the Chairman of our board of directors since February 2012. Mr. Land retired after most recently serving as the Senior Vice President and Chief Financial Officer of Clarient, Inc., a cancer diagnostics company, where he worked from 2008 until his retirement. From 2007 to 2008, he was the Senior Vice President and Chief Financial Officer of Safeguard Scientifics, Inc., a venture capital firm. In 2006, Mr. Land was Executive Vice President and Chief Financial Officer of Medcenter Solutions, Inc., a medical education and marketing services company in the pharmaceuticals industry, and from 2005 to 2006, he was Senior Vice President and Chief Financial Officer of Orchid Cellmark Inc., a DNA testing company. Mr. Land also served as Senior Vice President and Chief Financial Officer for Genencor International, Inc., from 1997 until its acquisition in 2005. From 1991 to 1996, he served as Senior Vice President and Chief Financial Officer for West Pharmaceutical Services, Inc. Previously, Mr. Land has also held various positions at Campbell Soup Company, Inc. and at Coopers & Lybrand, an accounting firm. Mr. Land currently serves on the board of directors of Anika Therapeutics, Inc., where he is the chair of the audit committee, and Mountain View Pharmaceuticals, Inc., a privately held pharmaceuticals company. Mr. Land is a Certified Public Accountant and received a Bachelor of Business Administration in accounting and finance from Temple University. Mr. Land’s service on the boards of directors and leadership positions at numerous companies in the biotechnology and pharmaceutical industries make him a valuable member of the board of directors.

Kenneth W. Wall, 66, has served on our board of directors since August 2013. Mr. Wall previously served as BioAmber’s Chief Operations Officer from October 2012 to June 2013. From 2011 to October 2012, Mr. Wall served as our Senior Vice President of Manufacturing. From 2005 to 2011, Mr. Wall was a consultant to the chemical industry. In 2004, Mr. Wall was President of Intermediates and Specialty Products business at INVISTA. Prior to 2004, Mr. Wall served in various positions at DuPont since 1974 and culminating as Vice President and General Manager of DuPont’s Nylon Intermediates, Polymers and Specialties division. Mr. Wall’s broad experience includes roles such as Director of Integrated Operations, Director of Manufacturing, Global Business Manager, Plant Superintendent, R&D Director, Product Manager and Staff Engineer. Mr. Wall holds a Ph.D. in chemical engineering from the University of Missouri-Rolla, a Master of Science in chemical engineering from the University of Missouri-Rolla and a Bachelor of Science in chemical engineering from the University of Missouri-Rolla. Mr. Wall’s extensive knowledge of the company and his over 39 years of experience working for and knowledge of the chemical industry makes him a valuable member of our board of directors.

Directors Continuing in Office Until the 2017 Annual Meeting

Kurt Briner, 70, has served on our board of directors since 2009 and was Chairman of our board of directors from 2009 to February 2012. Mr. Briner was President and Chief Executive Officer of Sanofi Pharma S.A. from 1988 until his retirement in 1998 and has since been an independent consultant to pharmaceutical and biotechnology companies. He has over 35 years of experience in the pharmaceutical industry and was a member of the board of directors of Novo Nordisk and Progenics Pharmaceuticals Inc., and is currently a member of the board of directors of Galenica S.A., a European-based pharmaceutical company. Mr. Briner received a Diploma from École de Commerce in Basel and Lausanne. Mr. Briner’s extensive experience in the pharmaceutical and biotechnology industries, his service in senior management and as a board member of large business enterprises and appreciation of business organizations and practices in diverse international cultures add to his many qualifications as a director.

Henry Linsert, Jr., 74, has served on our board of directors since May 2014. Mr. Linsert was the Chairman of the Board and Chief Executive Officer of Martek Biosciences Corporation, from 1989 to 2006. Mr. Linsert subsequently founded Columbia Biosciences Corporation, a developer and manufacturer of fluorescent proteins, antibody conjugates and protein purification ligands, in 2007. Prior to Martek, Mr. Linsert held several leadership positions in venture capital and investment firms and was a Captain in the United States Marine Corps.  He received an M.A. in economics from George Washington University and a B.A. in economics from Duke University. In 2009, Mr. Linsert was one of the three inductees in the Space Technology Hall of Fame. Mr. Linsert currently serves on the review committee of the U.S. National Academies of Sciences for Technology, Innovation and Entrepreneurship. We believe that Mr. Linsert’s extensive experience in scaling up and commercializing industrial biotechnology will make him a valuable member of our board of directors.

Ellen B. Richstone, 63, has served on our board of directors since May 2014. Ms. Richstone was the Chief Financial Officer of several public and private companies between 1989 and 2012, including Rohr Aerospace (a Fortune 500 Company). From 2002 to

2004, Ms. Richstone was the President and Chief Executive Officer of the Entrepreneurial Resources Group. From 2004 until its sale in 2007, Ms. Richstone served as the financial expert on the board of directors of American Power Conversion.  Ms. Richstone currently serves on the boards of two other public companies: eMagin (NYSE: EMAN) and Everyware Global (NASDAQ: EVRY) and on the boards of both private corporations and non-profits including the National Association of Corporate Directors-New England.  She chairs the Audit Committees of both eMagin and Everyware Global. In April 2013, Ms. Richstone was given the first annual Distinguished Director Award from the Corporate Directors Group. Ms. Richstone graduated from Scripps College in Claremont California and holds graduate degrees from the Fletcher School of Law and Diplomacy at Tufts University. Ms. Richstone also completed the Advanced Professional Certificate in Finance at New York University’s Graduate School of Business Administration and attended the Executive Development program at Cornell University’s Business School. Ms. Richstone holds an Executive Master’s Certification in Director Governance from the American College of Corporate Directors. We believe that Ms. Richstone’s broad industry experience in technology, industrial and cleantech, as well as her financial and corporate governance expertise makes her a valuable member of our board of directors.

Executive Officers

In addition to Mr. Huc, our Chief Executive Officer, who also serves as a director, our executive officers as of April 2, 2015 consisted of the following:

James Millis, 59, has served as our Chief Technology Officer since 2009. Prior to joining the company, Mr. Millis served as Chief Executive Officer of Draths Corporation, a chemical company that focuses on manufacturing bio-based materials, from 2007 to 2009. From 2001 to 2007, he served as Technical Director for Cargill’s Industrial Bioproducts business unit. Earlier positions included business and technical leadership roles at Maxygen Inc. and Bio-Technical Resources. Mr. Millis has been involved in the commercial development and scale-up of several technologies, spanning fermentation and chemical catalysis, and is co-inventor on 20 U.S. patents and their foreign equivalents. Mr. Millis holds a Master of Science in chemical engineering from the University of Pittsburgh and a Bachelor of Science in chemical engineering from Cornell University.

François Laurin, 55, has server as our Chief Financial Officer since January 2015. Mr. Laurin previously served as the chief financial officer of Alderon Iron Ore Corp (NYSE:AXX, TSX:ADV), a publicly listed exploration and development stage company in the mining sector, from 2013 to 2014.  Prior to that, Mr. Laurin was the president and chief executive officer of CapEx Iron Ore Ltd. (TSXV:CEV) from 2011 to 2013 and chief financial officer of Consolidated Thompson Iron Mines (TSX:CLM) from 2009 to 2011.  He has also held senior financial positions at Transat A.T., Caisse de Depot du Quebec, Bombardier and Teleglobe.  Mr. Laurin is a chartered professional accountant and a chartered financial analyst, and was named a Fellow CPA in 2014. Mr. Laurin holds a diploma in Public Accountancy and a Bachelor of Commerce from Mc Gill University.

Michael A. Hartmann, 48, has served as our Executive Vice President since 2009. From 1998 to 2008, Mr. Hartmann was an Executive Director of Institutional Sales at CIBC World Markets Inc. Prior to that, Mr. Hartmann had business and sales roles at Sprott Securities, Dlouhy Investments Inc. and Thomson Kernaghan & Co. Ltd. Mr. Hartmann received an International Master of Business Administration from York University in Toronto and a Bachelor of Arts from Rollins College.

Babette Pettersen, 58, has served as our Chief Commercial Officer since October 2012. From 2011 to October 2012, Ms. Pettersen served as our Senior Vice President of Marketing and Sales. From 2007 to 2010, Ms. Pettersen was Vice President of New Business Development for Performance Materials at Royal DSM N.V., where her team worked on identifying new business platforms for DSM’s Performance Materials Business. From 1985 to 2007, Ms. Pettersen held several positions at Dow Corning Corporation, including Director of Marketing and New Business Development in a number of different industries, including electronics, packaging, personal and household care. Ms. Pettersen also led the corporate Marketing Excellence Council and business development for the Corporate Business & Technology Incubator. She is a member of the VIP Advisory Board of the European Women’s Professional network, and of the Advisory Board of 20-first, dedicated to exploring the economic power and potential of a more gender-balanced business world. Ms. Pettersen holds a Master of Business Administration from INSEAD in Fontainebleau, France and a Bachelor of Science in biology from Wellesley College.

Fabrice Orecchioni, 43, has served as our Chief Operations Officer since January 2014. From April 2013 to January 2014, Mr. Orecchioni served as our Senior Vice President of Operations. Mr. Orecchioni previously served as our General Manager (Plants) since January 2012. From 2009 to 2011, Mr. Orecchioni was Plant Manager at Abengoa Bioenergy France S.A., at a plant that produces ethanol and DDGS from grain. From 2007 to 2009, Mr. Orecchioni was Production Manager at Abengoa Bioenergy France. From 2001 to 2007, Mr. Orecchioni was Production Manager at Ajinomoto Foods Europe S.A.S., an amino acid producer. Mr. Orecchioni holds an Executive Master of Business Administration from HEC Paris, a degree in Biotechnology from École de Biologie Industrielle, and a degree in Chemistry from Université Pierre-et-Marie-Curie.

CORPORATE GOVERNANCE

Board Independence

Our Board has determined that each of our directors, except Mr. Huc as Chief Executive Officer and Mr. Wall as a former executive officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is “independent” in accordance with the rules of NYSE and the Securities and Exchange Commission. The composition and functioning of our Board and each of our committees comply with all applicable requirements of the NYSE and the rules and regulations of the Securities and Exchange Commission. There are no family relationships among any of our directors or executive officers.

Furthermore, the Board has determined that each member of each of the committees of the Board is independent within the meaning of NYSE’s, the SEC’s, and our applicable committees’ independence standards, including Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In making that determination, the Board considered all relevant facts and circumstances, including (but not limited to) the director’s commercial, industrial, banking, consulting, legal, accounting, charitable, and familial relationships. In addition, a majority of the members of the Board meets the independence standards of the NYSE.

At least annually, the Board will evaluate all relationships between us and each director in light of relevant facts and circumstances for the purposes of determining whether a material relationship exists that might signal a potential conflict of interest or otherwise interfere with such director’s ability to satisfy his or her responsibilities as an independent director. Based on this evaluation, the Board will make an annual determination of whether each director is independent within the meaning of NYSE’s, the SEC’s, and our applicable committees’ independence standards.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting, which is available on our website at www.bio-amber.com. A copy of the Code of Business Conduct and Ethics may also be obtained, free of charge, upon a request directed to: BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8, Attention: Chief Financial Officer. We intend to disclose any amendment to or waiver of a provision of the Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on our website available at www.bio-amber.com and/or in our public filings with the Securities and Exchange Commission.

Corporate Governance Guidelines

The Board has adopted corporate governance guidelines to assist and guide its members in the exercise of its responsibilities. These guidelines should be interpreted in accordance with any requirements imposed by applicable federal or state law or regulation, NYSE and our certificate of incorporation and bylaws. Our corporate governance guidelines are available in the corporate governance section of our website at investor.bio-amber.com. Although these corporate governance guidelines have been approved by the Board, it is expected that these guidelines will evolve over time as customary practice and legal requirements change. In particular, guidelines that encompass legal, regulatory or exchange requirements as they currently exist will be deemed to be modified as and to the extent that such legal, regulatory or exchange requirements are modified. In addition, the guidelines may also be amended by the Board at any time as it deems appropriate.

Board and Committee Meetings

The Board meets on a regularly scheduled basis during the year to review significant developments affecting us and to act on matters requiring their approval. It also holds special meetings when important matters require action between scheduled meetings. Members of senior management regularly attend meetings to report on and discuss their areas of responsibility. During 2014, the Board held six meetings and acted by unanimous written consent on eight occasions. The Board has three standing committees:

●	the audit committee, which held four meetings in 2014;
●	the compensation committee, which held three meetings in 2014; and
●	the nominating and corporate governance committee, which held three meetings in 2014.

Each of the incumbent directors of the Board attended at least 75% of the aggregate of all meetings of the Board and all meetings of committees of our Board on which they served (during the periods that they served) during 2014. The Board regularly holds executive sessions of the independent directors. Executive sessions do not include any employee directors of our company.

Directors who qualify as "non-management directors" within the meaning of the NYSE Corporate Governance Standards meet in executive sessions without management at every regularly scheduled Board meeting and at such other times as they deem appropriate. Such independent directors meet in executive session at least once annually. In 2014, our independent directors met in executive session without non-independent directors five times. The director who presides at these meetings are chosen by the non-management directors, and in 2014, this director was Raymond Land.

Annual Meeting Attendance

It is our policy that members of our Board are encouraged to attend annual meetings of our stockholders. All of the members of our Board attended our 2014 annual meeting of stockholders on May 27, 2014.

Committees

Our bylaws provide that the Board may delegate responsibility to committees. The Board has three standing committees: an audit committee, a compensation committee, and a nominating and corporate governance committee. In addition, in connection with our initial public offering we established a pricing committee which held one meeting and is no longer active. The Board has also adopted a written charter for each of the three standing committees. Each committee charter is available in the corporate governance section of our website at investor.bio-amber.com.

Audit Committee

Raymond Land, Ellen B. Richstone and Heinz Haller currently serve on the audit committee, which is chaired by Mr. Land. The composition of this committee meets the requirements for independence under the listing standards of NYSE and the applicable rules of the Securities and Exchange Commission, including the applicable transition rules. Our Board has designated each of Mr. Land and Ms. Richstone as “audit committee financial expert,” as defined under the applicable rules of the Securities and Exchange Commission. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. Our audit committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A current copy of the audit committee’s charter is available on our website at investor.bio-amber.com. The audit committee’s responsibilities, as further detailed in the charter, include:

●	overseeing our corporate accounting and financial reporting process, including the work of the independent auditors;
●	evaluating the independent auditor’s qualifications, performance and independence;
●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	establishing or recommending policies to our Board with respect to the hiring of current or former employees of the independent auditors;
●	reviewing the internal audit plan with the independent registered public accounting firm and members of management responsible for preparing our financial statements;
●

reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;

●	reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns;
●

recommending, based upon the audit committee’s review and discussions with management and the independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 10-K;

●

monitoring, reporting to and reviewing with the Board regarding the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;

●	preparing the audit committee report required by Securities and Exchange Commission rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions;
●	reviewing quarterly earnings releases; and
●	reviewing annually the audit committee charter and the audit committee’s performance.

Compensation Committee

Heinz Haller, Kurt Briner, and Henry Linsert, Jr. currently serve on the compensation committee, which is chaired by Mr. Haller. The composition of this committee meets the requirements for independence under the listing standards of NYSE and the applicable rules of the Securities and Exchange Commission, including the applicable transition rules. Our compensation committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A current copy of the compensation committee’s charter is available on our website at investor.bio-amber.com. The compensation committee’s responsibilities, as further detailed in the charter, include:

●	annually reviewing and approving corporate goals and objectives relevant to the compensation of our chief executive officer;
●	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;
●	reviewing and approving the compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy and policy;
●	overseeing and administering our compensation and similar plans;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and making recommendations to the Board with respect to director compensation;
●	reviewing and discussing with management the compensation discussion and analysis to be included in our annual proxy statement or Annual Report on Form 10-K;
●	reviewing and discussing with the Board corporate succession plans for the chief executive officer and other key officers;
●

exercising sole authority to retain, terminate and approve terms of retention of any consulting firm or other outside advisor on compensation matters used by the compensation committee to assist in the evaluation of director or executive officer compensation; and

●	reviewing annually the compensation committee charter and the compensation committee’s performance.

The compensation committee has the power to delegate its authority to subcommittees, but to date has not delegated any such authority. Our compensation committee evaluates our compensation philosophy and compensation plans and arrangements as circumstances require, and, at a minimum, annually. As part of this review process, our compensation committee applies our values and objectives, while considering the compensation levels needed to ensure our compensation program remains competitive. In reviewing our compensation programs, our compensation committee may take into consideration the recommendations of our Chief Executive Officer (except with respect to his own compensation), as well as compensation data compiled or prepared by compensation consultants. In 2014, our compensation committee engaged Pearl Meyer & Partners, a compensation firm, to help evaluate the total compensation packages for our named executive officers. As part of this engagement, Pearl Meyer & Partners analyzed compensation data relating to some of our peer group companies, and made recommendations based on this analysis which we used in setting compensation for our named executive officers in 2015. The compensation committee assessed the independence of Pearl Meyer & Partners pursuant to SEC rules and concluded that no conflict of interest exists that would prevent Pearl Meyer & Partners from independently advising the Company.

Nominating and Corporate Governance Committee

Raymond Land, Kurt Briner and Ellen B. Richstone currently serve on the nominating and corporate governance committee, which is chaired by Mr. Briner. The composition of this committee meets the requirements for independence under the listing standards of NYSE and the applicable rules of the Securities and Exchange Commission, including the applicable transition rules. Our nominating and corporate governance committee operates under a written charter that satisfies the applicable standards of the SEC and the NYSE. A current copy of the nominating and corporate governance committee’s charter is available on our website at investor.bio-amber.com. The nominating and corporate governance committee’s responsibilities, as further detailed in the charter, include:

●	developing and recommending to the Board criteria for board and committee membership;
●	establishing procedures for identifying and evaluating board of director candidates, including nominees recommended by stockholders;
●	identifying individuals qualified to become members of the Board;
●	recommending to the Board the persons to be nominated for election as directors and to each of the board’s committees;
●	developing and recommending to the Board a set of corporate governance guidelines;
●	overseeing the evaluation of the Board and management; and
●	reviewing annually the nominating and corporate governance committee charter and the nominating and corporate governance committee’s performance.

Our Board may from time to time establish other committees.

Identifying and Evaluating Director Nominees

The Board is responsible for selecting its own members. The Board delegates the selection and nomination process to the nominating and corporate governance committee, with the expectation that other members of the Board, and of management, will be requested to take part in the process as appropriate.

Generally, the nominating and corporate governance committee identifies candidates for director nominees in consultation with management, through the use of search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the nominating and corporate governance committee deems to be helpful to identify candidates. Once candidates have been identified, the nominating and corporate governance committee confirms that the candidates meet all of the minimum qualifications for director nominees established by the nominating and corporate governance committee. The nominating and corporate governance committee may gather information about the candidates through interviews, detailed questionnaires, comprehensive background checks or any other means that the nominating and corporate governance committee deems to be appropriate in the evaluation process. The nominating and corporate governance committee then meets as a group to discuss and evaluate the qualities and skills of each candidate, both on an individual basis and taking into account the overall composition and needs of the Board. Based on the results of the evaluation process, the nominating and corporate governance committee recommends candidates for the Board’s approval as director nominees for election to the Board.

Minimum Qualifications

The nominating and corporate governance committee will consider, among other things, the following qualifications, skills and attributes when recommending candidates for the Board’s selection as nominees for the Board and as candidates for appointment to the Board’s committees. The nominee shall have the highest personal and professional integrity, shall have demonstrated exceptional ability and judgment, and shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders.

In evaluating proposed director candidates, the nominating and corporate governance committee may consider, in addition to the minimum qualifications and other criteria for Board membership approved by the Board from time to time, all facts and circumstances that it deems appropriate or advisable, including, among other things, the skills of the proposed director candidate, his or her depth and breadth of professional experience or other background characteristics, his or her independence and the needs of the Board.

Stockholder Recommendations

Stockholders may submit recommendations for director candidates to the nominating and corporate governance committee by sending the individual’s name and qualifications to our Chief Financial Officer at BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8, who will forward all recommendations to the nominating and corporate governance committee. The nominating and corporate governance committee will evaluate any candidates recommended by stockholders against the same criteria and pursuant to the same policies and procedures applicable to the evaluation of candidates proposed by directors or management.

Stockholder and Interested Party Communications

Stockholders and interested parties may communicate with our Board by sending correspondence to the Board, a specific committee of our Board or a director c/o our Corporate Secretary, at BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8 or by sending email to tdesbiens@bdsllegal.com.

Our Corporate Secretary reviews all communications to determine whether the contents include a message to a director and will provide a summary and copies of all correspondence (other than solicitations for services, products or publications) to the applicable directors at each regularly scheduled meeting. The Corporate Secretary will alert individual directors to items that warrant a prompt response from the individual director prior to the next regularly scheduled meeting. Items warranting prompt response, but not addressed to a specific director, will be routed to the applicable committee chairperson.

Board Leadership Structure

The positions of chairman of the board and chief executive officer are separated. We believe that separating these positions allows our chief executive officer to focus on our day-to-day business, while allowing the chairman of the board to lead the Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort and energy that the chief executive officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman, particularly as the Board’ oversight responsibilities continue to grow. While our amended and restated by-laws and corporate governance guidelines do not require that our chairman and chief executive officer positions be separate, our Board believes that having separate positions is the appropriate leadership structure for us at this time and demonstrates our commitment to good corporate governance. The Board believes its administration of its risk oversight function has not affected the Board’s leadership structure.

Board’s Role in Risk Oversight

The Board’ role in overseeing the management of our risks is conducted primarily through committees of the Board, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees. The full Board (or the appropriate Board committee in the case of risks that are under the purview of a particular committee) discusses with management our major risk exposures, their potential impact on our company, and the steps we take to manage them. When a Board committee is responsible for evaluating and overseeing the management of a particular risk or risks, the chairman of the relevant committee reports on the discussion to the full Board during the committee reports portion of the next board meeting. This enables to the Board and its committees to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Risks Related to Compensation Policies and Practices

When determining our compensation policies and practices, our compensation committee and Board considered various matters relevant to the development of a reasonable and prudent compensation program, including whether the policies and practices were reasonably likely to have a material adverse effect on us. We believe that the mix and design of our executive compensation plans and policies do not encourage management to assume excessive risks and are not reasonably likely to have a material adverse effect on us for the following reasons: we offer an appropriate balance of short- and long-term incentives and fixed and variable amounts; our variable compensation is based on a balanced mix of criteria; and our Board and compensation committee have the authority to adjust variable compensation as appropriate.

PROPOSAL TWO

RATIFICATION OF THE AMENDED AND RESTATED 2013 STOCK OPTION AND INCENTIVE PLAN

In connection with our initial public offering, the Board and the company's stockholders approved the BioAmber Inc. 2013 Stock Option and Incentive Plan, which was subsequently amended and restated (as amended and restated, the "2013 Plan"). Under pertinent IRS regulations, grants made to "Covered Employees" (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")) under the 2013 Plan prior to the earlier of (i) our 2017 annual meeting of stockholders (the "Reliance Period") or (ii) a subsequent material modification of the 2013 Plan are not subject to the cap on the company's tax deduction imposed by Section 162(m) of the Code with respect to compensation in excess of $1,000,000 per Covered Employee in any year. The Board seeks stockholder ratification of the 2013 Plan so that certain grants made to Covered Employees under the 2013 Plan, including stock options, stock appreciation rights and restricted stock awards and restricted stock units subject to performance-based vesting, will continue to qualify as "performance-based compensation" under Section 162(m) of the Code beyond the Reliance Period and therefore be exempt from the cap on the company's tax deduction imposed by Section 162(m) of the Code.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" RATIFICATION OF THE AMENDED AND RESTATED 2013 STOCK OPTION AND INCENTIVE PLAN.

Summary of Material Features of the 2013 Plan

The material features of the 2013 Plan are:

•

As of March 1, 2015, pursuant to the BioAmber Inc. Stock Incentive Plan (the "2008 Plan") and our 2013 Plan, an aggregate of 6,064,053 shares of common stock were reserved for issuance (of which 5,183,596 correspond to options granted under such plans and 880,457 remain available for future grants), plus on January 1, 2016 and each January 1 thereafter, the number of shares of common stock reserved and available for issuance under the 2013 Plan will be cumulatively increased by 3% of the number of shares of common stock outstanding on the immediately preceding December 31;

•

Shares of common stock that are forfeited, cancelled, held back upon the exercise or settlement of an award to cover the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) under the 2013 Plan and the 2008 Plan are added back to the shares of common stock available for issuance under the 2013 Plan;

•	Shares of common stock reacquired by the company on the open market will not be added to the reserved pool under the 2013 Plan;
•

The award of stock options (both incentive and non-qualified options), stock appreciation rights, restricted stock awards, restricted stock units, unrestricted stock awards, cash-based awards, performance share awards and dividend equivalent rights is permitted;

•	No dividends or dividend equivalents may be paid on full value shares subject to performance vesting until such shares are actually earned upon satisfaction of the performance criteria;
•	The plan administrator has discretion to reduce the exercise price of stock options and stock appreciation rights or otherwise reprice awards through cancellation and re-grants;
•	Any material amendment to the 2013 Plan is subject to approval by our stockholders; and
•	The term of the 2013 Plan will expire on May 9, 2023.

Based solely on the closing price of our common stock as reported by the NYSE on March 1, 2015, and the maximum number of shares that would have been available for awards as of such date, the maximum aggregate market value of the common stock that could potentially be issued under the 2013 Plan is $56,274,412.

Qualified Performance-Based Compensation under Section 162(m) of the Code

To ensure that certain awards granted under the 2013 Plan to Covered Employees qualify as "performance-based compensation" under Section 162(m) of the Code, the 2013 Plan provides that the compensation committee may require that the vesting of such awards be conditioned on the satisfaction of performance criteria that may include any or all of the following: (1) earnings before interest, taxes, depreciation and amortization, (2) net income (loss) (either before or after interest, taxes, depreciation and/or amortization), (3) changes in the market price of the common stock, (4) economic value-added, (5) funds from operations or similar measure, (6) sales or revenue, (7) acquisitions or strategic transactions, (8) operating income (loss), (9) cash flow (including, but not limited to, operating cash flow and free cash flow), (10) return on capital, assets, equity or investment, (11) stockholder returns, (12) return on sales, (13) gross or net profit levels, (14) productivity, (15) expense, (16) margins, (17) operating efficiency, (18) customer satisfaction, (19) working capital, (20) earnings (loss) per share of common stock, (21) sales or market shares and (22) number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The compensation committee will select the particular performance criteria within 90 days following the commencement of a performance cycle. Subject to adjustments for stock splits and similar events, the maximum award granted to any one individual that is intended to qualify as "performance-based compensation" under Section 162(m) of the Code will not exceed 2,761,922 shares of common stock for any performance cycle and options or stock appreciation rights with respect to no more than 2,761,922 shares of common stock may be granted to any one individual during any calendar year period. If a performance-based award is payable in cash, it cannot exceed $2,000,000 for any performance cycle.

The Board believes that it is important to preserve our tax deduction for awards that we would make to Covered Employees beyond the Reliance Period that would qualify as "performance-based compensation" under Section 162(m) of the Code.

Summary of the 2013 Plan

The following description of certain features of the 2013 Plan is intended to be a summary only. The summary is qualified in its entirety by the full text of the 2013 Plan, which is attached hereto as Appendix A.

Plan Administration. The 2013 Plan is administered by the compensation committee. The compensation committee has full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2013 Plan. The compensation committee may delegate to our Chief Executive Officer the authority to grant awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not subject to Section 162(m) of the Code, subject to certain limitations and guidelines.

Eligibility. Persons eligible to participate in the 2013 Plan will be those full or part-time officers, employees, non-employee directors and other key persons (including consultants) of the company and its subsidiaries as selected from time to time by the compensation committee in its discretion. Approximately 105 individuals are currently eligible to participate in the 2013 Plan, which includes six officers, 91 employees who are not officers, and six non-employee directors.

Plan Limits. The maximum award of stock options or stock appreciation rights granted to any one individual during any one calendar year will not exceed 2,761,922 shares of common stock (subject to adjustment for stock splits and similar events). If any award of restricted stock, restricted stock units or performance shares granted to an individual is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award shall not exceed 2,761,922 shares of common stock (subject to adjustment for stock splits and similar events) to any one such individual in any performance cycle. If any cash-based award is intended to qualify as "performance-based compensation" under Section 162(m) of the Code, then the maximum award to be paid in cash in any performance cycle may not exceed $2,000,000. In addition, no more than the number of shares reserved and available for issuance under the Plan will be issued in the form of incentive stock options.

Stock Options. The 2013 Plan permits the granting of (1) options to purchase common stock intended to qualify as incentive stock options under Section 422 of the Code and (2) options that do not so qualify. Options granted under the 2013 Plan will be non-qualified options if they fail to qualify as incentive options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the company and its subsidiaries. Non-qualified options may be granted to any persons eligible to receive incentive options and to non-employee directors and key persons. The option exercise price of each option will be determined by the compensation committee but may not be less than 100% of the fair market value of the common stock on the date of grant (110% in the case of incentive stock options granted to employees owning more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary (“10% Owners)). Fair market value for this purpose will be the last reported sale price of the shares of common stock on the NYSE on the date of grant. The exercise price of an option may not be reduced after the date of the option grant, other than to appropriately reflect changes in our capital structure.

The term of each option will be fixed by the compensation committee and may not exceed ten years from the date of grant (five years in the case of incentive stock options granted to 10% Owners). The compensation committee will determine at what time or times each option may be exercised. Options may be made exercisable in installments and the exercisability of options may be accelerated by the compensation committee. In general, unless otherwise permitted by the compensation committee, no option granted under the 2013 Plan is transferable by the optionee other than by will or by the laws of descent and distribution, and options may be exercised during the optionee's lifetime only by the optionee, or by the optionee's legal representative or guardian in the case of the optionee's incapacity.

Upon exercise of options, the option exercise price must be paid in full either in cash, by certified or bank check or other instrument acceptable to the compensation committee or by delivery (or attestation to the ownership) of shares of common stock that are not then subject to any restrictions under any Company plan. Subject to applicable law, the exercise price may also be delivered to us by a broker pursuant to irrevocable instructions to the broker from the optionee. In addition, the compensation committee may permit non-qualified options to be exercised using a net exercise feature, which reduces the number of shares issued to the optionee by the number of shares with a fair market value equal to the exercise price.

To qualify as incentive options, options must meet additional federal tax requirements, including a $100,000 limit on the value of shares subject to incentive options that first become exercisable by a participant in any one calendar year.

Stock Appreciation Rights. The compensation committee may award stock appreciation rights subject to such conditions and restrictions as the compensation committee may determine. Stock appreciation rights entitle the recipient to shares of common stock equal to the value of the appreciation in the stock price over the exercise price. The exercise price may not be less than the fair market value of the common stock on the date of grant. The maximum term of a stock appreciation right is ten years.

Restricted Stock Awards. The compensation committee may award shares of common stock to participants subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with us through a specified restricted period.

Restricted Stock Units. The compensation committee may award restricted stock units to any participants. Restricted stock units are ultimately payable in the form of shares of common stock and may be subject to such conditions and restrictions as the compensation committee may determine. These conditions and restrictions may include the achievement of certain performance goals (as summarized above) and/or continued employment with the company through a specified vesting period. In the compensation committee's sole discretion, it may permit a participant to make an advance election to receive a portion of his or her future cash compensation otherwise due in the form of restricted stock units, subject to the participant's compliance with the procedures established by the compensation committee and requirements of Section 409A of the Code. During the deferral period, the restricted stock units may be credited with dividend equivalent rights.

Unrestricted Stock Awards. The compensation committee may also grant shares of common stock that are free from any restrictions under the 2013 Plan. Unrestricted stock may be granted to any participant in recognition of past services or other valid consideration and may be issued in lieu of cash compensation due to such participant.

Cash-Based Awards. The compensation committee may grant cash bonuses under the 2013 Plan to participants. The cash bonuses may be subject to the achievement of certain performance goals (as summarized above).

Performance Share Awards. The compensation committee may grant performance share awards to any participant that entitle the recipient to receive shares of common stock upon the achievement of certain performance goals (as summarized above) and such other conditions as the compensation committee shall determine.

Dividend Equivalent Rights. The compensation committee may grant dividend equivalent rights to participants, which entitle the recipient to receive credits for dividends that would be paid if the recipient had held specified shares of common stock. Dividend equivalent rights may be granted as a component of another award (other than a stock option or stock appreciation right) or as a freestanding award. Dividend equivalent rights may be settled in cash, shares of common stock or a combination thereof, in a single installment or installments, as specified in the award.

Sale Event Provisions. The 2013 Plan provides that upon the effectiveness of a "sale event," as defined in the 2013 Plan, if awards are not assumed, substituted or continued, all stock options and stock appreciation rights will automatically become fully exercisable, the restrictions and conditions on all other awards with time-based conditions will become fully vested and nonforfeitable as of the effective time of the sale event, all awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in the compensation committee's discretion or to the extent specified in the relevant award agreement, and all outstanding awards will terminate. In the event of such termination, (i) we may make or provide for a cash payment to participants holding options and stock appreciation rights, in exchange for the cancellation thereof, equal to the difference between the per share cash consideration in the sale event and the exercise price of the options or stock appreciation rights or (ii) each participant shall be permitted, within a specified period of time prior to the consummation of the sale event, as determined by the compensation committee, to exercise all outstanding options and stock appreciation rights held by such participant.

Adjustments for Stock Dividends, Stock Splits, Etc. The 2013 Plan requires the compensation committee to make appropriate adjustments to the number of shares of common stock that are subject to the 2013 Plan, to certain limits in the 2013 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Tax Withholding. Participants in the 2013 Plan are responsible for the payment of any federal, state or local taxes that we are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. Subject to approval by the compensation committee, participants may elect to have the minimum tax withholding obligations satisfied by authorizing the company to withhold shares of common stock to be issued pursuant to exercise or vesting.

Amendments and Termination. The Board may at any time amend or discontinue the 2013 Plan and the compensation committee may at any time amend or cancel any outstanding award for the purpose of satisfying changes in the law or for any other lawful purpose. However, no such action may adversely affect any rights under any outstanding award without the holder's consent. To the extent required under NYSE rules, any amendments that materially change the terms of the 2013 Plan will be subject to approval by our stockholders. Amendments shall also be subject to approval by our stockholders if and to the extent determined by the compensation committee to be required by the Code to preserve the qualified status of incentive options or to ensure that compensation earned under the 2013 Plan qualifies as performance-based compensation under Section 162(m) of the Code.

Effective Date of 2013 Plan. The Board initially adopted the 2013 Plan on April 20, 2013 and it was subsequently approved by our stockholders and became effective on May 2, 2013. The 2013 Plan was amended and restated in March 2015 and was approved by the Board on March 31, 2015.

Plan Benefits

Because the grant of awards under the 2013 Plan is within the discretion of the compensation committee, we cannot determine the dollar value or number of shares of common stock that will in the future be received by or allocated to any participant in the 2013 Plan. Accordingly, in lieu of providing information regarding benefits that will be received under the 2013 Plan, the following table provides information concerning the benefits that were received by the following persons and groups as of March 1, 2015: each named executive officer; all current executive officers, as a group; all current directors who are not executive officers, as a group; and all employees who are not executive officers, as a group.

Options

Name and Position	Weighted Average Exercise Price ($)	Number (#)
Jean-Francois Huc,	7.67	1,035,000
President and CEO

James Millis,	7.73	322,500
Chief Technology Officer

Fabrice Orecchioni,	8.35	230,000
Chief Operation Officer

All current executive officers, as a group	7.56	2,103,500
All current directors who are not executive officers, as a group	9.07	205,492
All current employees who are not executive officers, as a group	7.74	2,195,750

Tax Aspects under the Code

The following is a summary of the principal federal income tax consequences of certain transactions under the 2013 Plan. It does not describe all federal tax consequences under the 2013 Plan, nor does it describe state or local tax consequences.

Incentive Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then (i) upon sale of such shares, any amount realized in excess of the option price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) the Company will not be entitled to any deduction for federal income tax purposes. The exercise of an incentive option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

If shares of common stock acquired upon the exercise of an incentive option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a "disqualifying disposition"), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the option price thereof and (ii) the Company will be entitled to deduct such amount. Special rules apply where all or a portion of the exercise price of the incentive option is paid by tendering shares of common stock.

If an incentive option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a non-qualified option. Generally, an incentive option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Non-Qualified Options. No income is realized by the optionee at the time the option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the option price and the fair market value of the shares of common stock on the date of exercise, and the Company receives a tax deduction for the same amount and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules apply where all or a portion of the exercise price of the non-qualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Other Awards. The Company generally will be entitled to a tax deduction in connection with an award under the 2013 Plan in an amount equal to the ordinary income realized by the participant at the time the participant recognizes such income. Participants typically are subject to income tax and recognize such tax at the time that an award is exercised, vests or becomes non-forfeitable, unless the award provides for a further deferral.

Parachute Payments. The vesting of any portion of an option or other award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause a portion of the payments with respect to such accelerated awards to be treated as "parachute payments," as defined in the Code. Any such parachute payments may be non-deductible to the company, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Limitation on Deductions. Under Section 162(m) of the Code, the Company's deduction for certain awards under the 2013 Plan may be limited to the extent that the chief executive officer or other executive officer whose compensation is required to be reported in the summary compensation table (other than the principal financial officer) receives compensation in excess of $1 million a year (other than performance-based compensation that otherwise meets the requirements of Section 162(m) of the Code). The 2013 Plan is structured to allow certain awards to qualify as performance-based compensation.

Equity Compensation Plans

The following table sets forth information as of March 1, 2015 regarding shares of common stock that may be issued under our equity compensation plans, consisting of the 2008 Plan and the 2013 Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options (#)	Weighted-average exercise price of outstanding options ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	5,183,596	7.71	880,457
Equity compensation plans not approved by security holders	—	—	—
Total	5,183,596	7.71	880,457

PROPOSAL THREE

RATIFICATION OF THE APPOINTMENT OF

OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have appointed Deloitte LLP as our independent registered public accounting firm to perform the audit of our consolidated financial statements for the fiscal year ending December 31, 2015, and we are asking you and other stockholders to ratify this appointment. Deloitte LLP has served as our independent registered public accounting firm since 2009.

The audit committee annually reviews the independent registered public accounting firm’s independence, including reviewing all relationships between the independent registered public accounting firm and us and any disclosed relationships or services that may impact the objectivity and independence of the independent registered public accounting firm, and the independent registered public accounting firm’s performance. As a matter of good corporate governance, the Board determined to submit to stockholders for ratification the appointment of Deloitte LLP. A majority of the votes properly cast is required in order to ratify the appointment of Deloitte LLP. In the event that a majority of the votes properly cast do not ratify this appointment of Deloitte LLP, we will review our future appointment of Deloitte LLP.

We expect that a representative of Deloitte LLP will attend the Annual Meeting and the representative will have an opportunity to make a statement if he or she so chooses. The representative will also be available to respond to appropriate questions from stockholders.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

We have adopted a policy under which the audit committee must pre-approve all audit and permissible non-audit services to be provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval would generally be requested annually, with any pre-approval detailed as to the particular service, which must be classified in one of the four categories of services listed below. The audit committee may also, on a case-by-case basis, pre-approve particular services that are not contained in the annual pre-approval request. In connection with this pre-approval policy, the audit committee also considers whether the categories of pre-approved services are consistent with the rules on accountant independence of the SEC and the Public Company Accounting Oversight Board.

In addition, in the event time constraints require pre-approval prior to the audit committee’s next scheduled meeting, the audit committee has authorized its Chairperson to pre-approve services. Engagements so pre-approved are to be reported to the audit committee at its next scheduled meeting.

Audit Fees

The following table sets forth the fees billed by Deloitte LLP for audit, audit-related, tax and all other services rendered for 2014 and 2013:

Fee Category	2014	2013
Audit Fees	$408,271	$713,190
Audit-Related Fees	—	—
Tax Fees	36,215	47,849
All Other Fees	1,282	—
Total Fees	$445,868	$761,039

Audit Fees. Consist of aggregate fees for professional services provided in connection with the annual audit of our consolidated financial statements, the review of our quarterly condensed consolidated financial statements, consultations on accounting matters directly related to the audit, and comfort letters, consents and assistance with and review of documents filed with the SEC. As part of the total audit fees, $408,854 were related to initial public offering costs for 2013 and $67,410 were related to our secondary public offering costs for 2014.

Audit-Related Fees. Consist of aggregate fees for accounting consultations and other services that were reasonably related to the performance of audits or reviews of our consolidated financial statements and were not reported above under “Audit Fees.”

Tax Fees. Consist of aggregate fees for tax compliance, tax advice and tax planning services including the review and preparation of our various jurisdictions’ income tax returns.

All Other Fees. This category includes the aggregate fees for products and services by the independent registered public accounting firm that are not reported under “Audit Fees,” “Audit Related Fees,” or “Tax Fees.”

The audit committee pre-approved all services performed since the pre-approval policy was adopted.

Recommendation of the Board

THE BOARD RECOMMENDS THAT YOU VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF DELOITTE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2015.

Report of the Audit Committee of the Board

The information contained in this audit committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this audit committee report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that BioAmber specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

This report is submitted by the audit committee of the Board. The audit committee consists of the three directors whose names appear below. None of the members of the audit committee is an officer or employee of BioAmber, and the Board has determined that each member of the audit committee is “independent” for audit committee purposes as that term is defined under Rule 10A-3 of the Exchange Act, and the applicable NYSE rules. Each member of the audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. The Board has designated Mr. Land and Ms. Richstone as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee operates under a written charter adopted by the Board.

The audit committee’s general role is to assist the Board in monitoring our financial reporting process and related matters. Its specific responsibilities are set forth in its charter.

The audit committee has reviewed the company’s consolidated financial statements for 2014 and met with management, as well as with representatives of Deloitte LLP, the company’s independent registered public accounting firm, to discuss the consolidated financial statements. The audit committee also discussed with members of Deloitte LLP the matters required to be discussed by the Auditing Standards No. 16, as amended (AICPA Performance Standards Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

In addition, the audit committee received the written disclosures and the letter from Deloitte LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence, and discussed with members of Deloitte LLP its independence.

Based on these discussions, the financial statement review and other matters it deemed relevant, the audit committee recommended to the Board that the company’s audited consolidated financial statements for 2014 be included in its Annual Report on Form 10-K for 2014.

Audit Committee

Raymond Land (Chairperson)

Ellen B. Richstone

       Heinz Haller

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of March 1, 2015, for:

•	each person known by us to be the beneficial owner of more than 5% of our common stock;
•	our named executive officers;
•	each of our directors and director nominees; and
•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as noted by footnote, and subject to community property laws where applicable, we believe, based on the information provided to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

The table lists applicable percentage ownership based on 21,838,671 shares of common stock outstanding as of March 1, 2015. Options and warrants to purchase shares of our common stock that are exercisable within 60 days of March 1, 2015, are deemed to be beneficially owned by the persons holding these options and warrants for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Unless otherwise indicated, the address for each beneficial owner is c/o BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8.

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percentage
5% Stockholders
Naxamber S.A.	4,270,815	(1)	19.3%
FCPR Sofinnova Capital VI	4,522,547	(2)	20.0%
Mitsui Entities	1,384,619	(3)	6.3%
Arrowgrass Capital Partners (US) LP	1,183,157	(4)	5.2%
Entities affiliated with Waddell & Reed Financial, Inc.	5,957,974	(5)	27.3%

Executive Officers and Directors
Jean-François Huc	811,131	(6)	3.6%
Michael A. Hartmann	309,127	(7)	1.4%
Babette Pettersen	105,417	(8)	*
François Laurin	10,000	(9)	*
James Millis	218,063	(10)	1.0%
Fabrice Orecchioni	76,250	(11)	*
Raymond J. Land	31,500	(12)	*
Kurt Briner	186,821	(13)	*
Heinz Haller	31,500	(14)	*
Kenneth W. Wall	47,783	(15)	*
Ellen B. Richstone	7,875	(16)	*
Henry Linsert, Jr.	7,875	(17)	*
All executive officers and directors as a group (12 persons)	1,843,341	(18)	7.83%
*	Represents beneficial ownership of less than 1% of our outstanding common stock
(1)

Includes 3,970,815 shares of common stock and 300,000 shares of common stock issuable upon exercise of warrants within 60 days of March 1, 2015 held by Naxamber S.A. Naxamber S.A.’s address is 40 Boulevard Joseph II, L-1840 Luxembourg 18565299.

(2)

Includes 3,802,780 shares of common stock and 719,767 shares of common stock issuable upon the exercise of warrants within 60 days of March 1, 2015 held by FCPR Sofinnova Capital VI (“SC VI”). Mr. Lucquin is a member of our Board and a Managing Director of SC VI. SC VI’s address is Sofinnova Partners, 18 rue 4 septembre 75002, Paris, France.

(3)

Includes 793,625 shares of common stock held by Mitsui & Co., Ltd. (“Mitsui”), 499,940 shares of common stock held by MCVP Technology Fund I, LLC (“MCVP Tech Fund”), 50,000 shares of common stock held by Mitsui & Co. Venture Partners III LLC (“MCVP III”), 16,054 shares of common stock issuable upon the exercise of warrants within 60 days of March 1, 2015 held by MCVP Tech Fund and 25,000 shares of common stock issuable upon the exercise of warrants within 60 days of March 1, 2015 held by MCVP III. Mitsui’s address is 2-1, Ohtemachi 1-Chome, Chiyoda-ku, Tokyo 100-0004, Japan. MCVP Tech Fund’s and MCVP III’s address is c/o Mitsui & Co. Global Investment, Inc., 200 Park Avenue, New York, NY 10166.

(4)

Based on information filed with the SEC on Schedule 13G on February 4, 2015, Arrowgrass Capital Partners (US) LP (“Arrowgrass Partners”) and Arrowgrass Capital Services (US) Inc. (“Arrowgrass Services”) reported beneficial ownership of an aggregate of 465,937 shares of common stock and 717,220 shares issuable upon exercise of warrants within 60 days of March 1, 2015, with shared voting power and shared dispositive power. The principal business office address of each of Arrowgrass Partners and Arrowgrass Services is 1330 Avenue of the Americas, 32nd Floor, New York, New York 10019.

(5)

Based on information filed with the SEC on Schedule 13G on February 13, 2015: (i) Ivy Investment Management Company (“IICO”) and Waddell & Reed Investment Management Company (“WRIMCO”) reported beneficial ownership of an aggregate of 3,250,667 shares of common stock and 2,707,307 shares of common stock, respectively. Waddell & Reed, Inc. (“WRI”) is the parent of WRIMCO and Waddell & Reed Financial Services, Inc. (“WRFSI”) is the parent of WRI and, therefore, each of WRI and WRFSI may be deemed to beneficially own the shares of common stock held by WRIMCO by virtue of their direct or indirect control of WRIMCO. Waddell & Reed Financial, Inc. (“WDR”) is the parent of IICO and of WRFSI and, therefore, may be deemed to beneficially own the shares of common stock held by IICO and WRIMCO by virtue of its control of IICO and WRIMCO. The principal business office address of each of IICO, WRIMCO, WRI, WRFSI and WDR is 6300 Lamar Avenue, Overland Park, KS 66202.

(6)

Includes (i) 24,345 shares of common stock, (ii) 251,307 shares of common stock issuable upon exercise of warrants within 60 days of March 1, 2015, and (iii) 535,479 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015.

(7)

Includes (i) 24,220 shares of common stock, (ii) 127,407 shares of common stock issuable upon exercise of warrants within 60 days of March 1, 2015, and (iii) 157,500 shares of common stock issuable upon exercise of options that within 60 days of March 1, 2015.

(8)	Includes 105,417 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015.
(9)	Includes 10,000 shares of common.
(10)	Includes 218,063 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015.
(11)	Includes 76,250 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015.
(12)	Includes 31,500 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015. Mr. Land’s address is 325 Point Lobos Drive, Satellite Beach, FL 32937.
(13)

Includes (i) 70,630 shares of common stock, (ii) 48,290 shares of common stock issuable upon exercise of warrants within 60 days of March 1, 2015, and (iii) 67,901 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015. Mr. Briner’s address is 10 Avenue de Grand Bretagne, 98000, Monaco.

(14)	Includes 31,500 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015. Mr. Haller’s address is c/o Dow, 2030 Dow Center, Midland, MI 48674.
(15)

Includes (i) 8,000 shares of common stock and (ii) 39,783 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015. Mr. Wall’s address is c/o Annapolis Lane North, Suite 180, Plymouth, MN 55447.

(16)	Includes 7,850 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015. Ms. Richstone’s address is 67 Bullard Road, Weston, MA 02493.
(17)	Includes 7,850 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015. Mr. Linsert’s address is 7717 Kirkside Drive, Alexandria, VA 22306.
(18)

Includes (i) 1,843,341 shares of common stock,(ii) 427,004 shares of common stock issuable upon exercise of warrants within 60 days of March 1, 2015 and (iii) 137,195 shares of common stock issuable upon exercise of options within 60 days of March 1, 2015.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of our common stock, to file with the SEC initial reports of beneficial ownership and reports of changes in beneficial ownership. Officers, directors and greater than 10% stockholders are required by SEC regulations to furnish us with copies of all such reports.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that for 2014, all required reports were filed on a timely basis under Section 16(a), except for one Form 4 filed by Mr. Briner after its due date.

EXECUTIVE COMPENSATION

The following table provides information regarding the compensation awarded to, earned by, and paid to each individual who served as our CEO and the two most highly-compensated executive officers (other than the CEO) who were serving as executive officers at the end of the fiscal year ended December 31, 2014.  All of these individuals are collectively referred to as our named executive officers.

Summary Compensation Table—2014

		Salary		Bonus	Option Awards		Non-Equity Incentive Plan Compensation		All Other Compensation			Total
Name and Principal Position	Year	($)		($)	($) (1)		($)(2)		($)			($)
Jean-François Huc	2014	480,130	(4)	—		1,095,549		288,078	(4)	27,075	(5)	1,890,832
President and CEO	2013	401,700	(6)	230,720	(6)(7)	1,771,092		200,850	(6)	—		2,604,362

James Millis(3)	2014	320,000		—		273,887		126,720		—		720,607
Chief Technology Officer

Fabrice Orecchioni(3)	2014	270,750	(4)	—		328,665		123,056	(4)	—		722,471
Chief Operation Officer

(1)

This column reflects the aggregate grant date fair value of stock option awards granted in 2013 and/or 2014 to the named executive officer, calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”), excluding the effect of estimated forfeitures. See Note 13 to our consolidated financial statements included in our Form-10-K filed on March 16, 2015 for a discussion of the assumptions made by the Company in determining the valuation of equity awards.

(2)	Amount represents bonus earned based on each named executive officer’s achievement of individual and/or corporate goals.
(3)	Messrs. Millis and Orecchioni were not named executive officers for the fiscal year ended December 31, 2013.
(4)	Amount has been converted to U.S. dollars from Canadian dollars using the average exchange rate for 2014 of CAD 1.00 to USD 1.1080.
(5)	Amount represents car and other benefits provided to Mr. Huc pursuant to his employment agreement.
(6)	Amount has been converted to U.S. dollars from Canadian dollars using the average exchange rate for 2013 of CAD 1.00 to USD 1.0300.
(7)	Amount represents the discretionary bonus approved by the Board for extraordinary performance in 2013 in connection with our initial public offering and for other achievements.

Outstanding Equity Awards at Fiscal Year-End 2014

	Option Award
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jean-François Huc	77,000	—	1.07	12/8/2018	(1)
	24,500	—	1.07	4/17/2019	(1)
	70,000	—	5.74	7/21/2020	(1)
	186,812	26,688	10.55	6/27/2021	(2)
	121,875	328,125	6.98	11/11/2023	(3)
	—	200,000	10.16	12/5/2024	(4)

James Millis	21,000	—	5.74	11/12/2019	(1)
	70,000	—	5.74	3/1/2020	(1)
	35,000	—	5.74	1/12/2021	(1)
	58,187	8,313	10.55	6/27/2021	(2)
	21,665	58,334	6.98	11/11/2023	(3)
	—	50,000	10.16	12/5/2024	(4)

Fabrice Orecchioni	25,520	9,480	10.55	6/26/2023	(5)
	36,562	98,438	6.98	11/11/2023	(3)
	—	60,000	10.16	12/5/2024	(4)

(1)	The option has fully vested as of December 31, 2014.
(2)	The option vests over four years as follows: 25% vested on June 27, 2012, with the remainder vesting in equal monthly installments over the 36 months thereafter.
(3)	The option vests over four years as follows: 25% vested on November 11, 2014, with the remainder vesting in equal monthly installments over the 36 months thereafter.
(4)	The option vests over four years as follows: 25% vest on December 5, 2015, with the remainder vesting in equal monthly installments over the 36 months thereafter.
(5)

The option vests as follows: 17/48 of the stock option vested and became exercisable as of June 30, 2013 and the remaining 31/48 of the option vests ratably on monthly basis over the 31 following months.

Employment Agreements; Potential Payments upon Termination or Change in Control

As of December 31, 2014, we were party to the following employment agreements and other agreements with our named executive officers.

Jean-François Huc. Mr. Huc entered into an employment agreement with our wholly-owned Canadian subsidiary on July 1, 2009. Pursuant to the employment agreement, Mr. Huc serves as our Chief Executive Officer, is entitled to an initial annual base salary of CAD 310,000 and is eligible to earn a cash bonus with a target equal to 50% of base salary (which was subsequently increased to 60%). In addition, in the event of a change in control transaction, Mr. Huc may elect, if so requested by the Company, to either (A) continue as an employee on terms at least as advantageous as those in the employment agreement for at least one year following such transaction, (B) continue on a consulting basis in a non-management role for at least one year following such transaction on terms at least as advantageous as those in the employment agreement or (C) agree to a noncompetition covenant with the acquiring entity for one year following such transaction.  For purposes of Mr. Huc’s agreement, a “transaction” is defined as the sale or merger of all or substantially all of the assets of the Company or the sale, assignment, transfer or issuance of shares of the Company such that one shareholder of the Company holds either (i) over 50% of the issued shares of the Company or (ii) the right to designate a majority of the directors of the board of the Company.

The agreement term is indefinite.  Mr. Huc may terminate the agreement at any time by giving six months’ written notice to the Company.  In the event that Mr. Huc is terminated by us for any reason other than for “cause” (as defined in the agreement) or as a result of death or disability, he will be entitled to receive a severance payment in lieu of notice of an amount equal to12 months’ base salary (or 24 months’ base salary if such termination occurs within 12 months before or after a change of control transaction). In addition, if Mr. Huc’s employment is terminated by us for any reason other than for cause or if his employment terminates upon his death, any stock options and restricted stock outstanding will immediately vest in full (and such options will be exercisable for three years thereafter). Pursuant to the agreement, Mr. Huc is subject to a post-termination confidentiality covenant for 10 years, as well as post-termination nonsolicitation of employees and noncompetition covenants for 12 months (which we may increase to 24 months if Mr. Huc resigns for any reason, in which case we will pay Mr. Huc an amount equal to 12 months’ base salary).

James Millis. Mr. Millis entered into an employment agreement with our wholly-owned Canadian subsidiary on August 1, 2010. Pursuant to the employment agreement, Mr. Millis serves as our Chief Technology Officer, is entitled to an initial annual base salary of USD 240,000 and is eligible to earn a cash bonus with a target equal to 35% of base salary (which was subsequently increased to 40%). The agreement also provides Mr. Millis with an initial equity grant of an option to purchase 2,000 shares of our common stock. In addition, in the event of a change in control transaction, Mr. Millis may elect, if so requested by the Company, to either (A) continue as an employee on terms at least as advantageous as those in the employment agreement for at least one year following such transaction, or (B) agree to a noncompetition covenant with the acquiring entity for one year following such transaction. For purposes of Mr. Millis’ agreement, a “transaction” is defined as the sale or merger of all or substantially all of the assets of the Company or the sale, assignment, transfer or issuance of shares of the Company such that one shareholder of the Company holds either (i) over 50% of the issued shares of the Company or (ii) the right to designate a majority of the directors of the board of the Company.

The agreement term is indefinite.  Mr. Millis may terminate the agreement at any time by giving six months’ written notice to the Company.  In the event that Mr. Millis is terminated by us for any reason other than for “cause” (as defined in the agreement) or as a result of death or disability, he will be entitled to receive a severance payment in lieu of notice of an amount equal to 12 months’ base salary (or 24 months’ base salary if such termination occurs within 12 months before or after a change of control transaction). In addition, if Mr. Millis’s employment is terminated by us for any reason other than for cause or if his employment terminates upon his death, any stock options and restricted stock outstanding will immediately vest in full (and such options will be exercisable for three years thereafter). Pursuant to the agreement, Mr. Millis is subject to a post-termination confidentiality covenant for 10 years, as well as post-termination nonsolicitation of employees and noncompetition covenants for 12 months (which we may increase to 24 months if Mr. Millis resigns for any reason, in which case we will pay Mr. Millis an amount equal to 12 months’ base salary).

Fabrice Orecchioni. Mr. Orecchioni entered into an employment agreement with us on September 13, 2011, which was subsequently amended on April 1, 2013 and June 10, 2013. Mr. Orecchioni currently serves as our Chief Operation Officer. Pursuant to the employment agreement, Mr. Orecchioni is entitled to an initial annual base salary equal to CAD 210,000 and is eligible to earn a cash bonus with a target equal to 35% of base salary (which was subsequently increased to 45%). The Company also provides Mr. Orecchioni with Company-subsidized health insurance.

The agreement term is indefinite. Mr. Orecchioni may terminate the agreement at any time by giving three months’ written notice to the Company.  In the event that Mr. Orecchioni s is terminated by us for any reason other than for “cause” (as defined in the agreement) or as a result of death, he will be entitled to receive a severance payment in lieu of notice of an amount equal to three months’ base salary. In addition, if Mr. Orecchioni’s employment is terminated by us for any reason other than for cause any vested stock options and restricted stock outstanding will be exercisable for six months thereafter, and will be exercisable between 12 and 24 months, in case his employment terminates upon his death or invalidity.  Pursuant to the agreement, Mr. Orecchioni is subject to a post-termination confidentiality covenant for 10 years, as well as post-termination nonsolicitation of employees and noncompetition covenants for 12 months.

Current Base Salaries

For 2014, our named executive officers’ base salaries were set as follows: for Mr. Huc, $480,130, effective January 1, 2014; for Mr. Millis, $320,000, effective January 1, 2014; and for Mr. Orecchioni $270,750, effective January 1, 2014. For Messrs. Huc and Orecchioni, these amounts have been converted to U.S. dollars from Canadian dollars using the average exchange rate for 2014 of CAD 1.00 to USD 1.1080.

Cash Bonus

We believe that a meaningful portion of total compensation should be at risk, in part through annual cash bonuses. This helps to align our executives’ interests with the interests of stockholders and incentivizes our executives to drive profitable growth of our business. Our executives’ employment agreements do not provide for guaranteed cash bonuses; however, they do provide for target annual cash bonus opportunities.

We use annual cash bonuses to motivate our executives to achieve, and reward them for achieving, annual corporate and individual goals. Each executive has a bonus target which is equal to a percentage of his or her annual base salary. The more senior the position, the higher the target percentage.

Our performance is evaluated by our compensation committee and CEO at the completion of each fiscal year, when they review our results against the corporate goals established at the beginning of the fiscal year. The individual performance factor of the bonus is measured by our CEO’s, or in the case of our CEO’s performance, our compensation committee’s, assessment of the overall performance of each such executive. The evaluation by the CEO takes into account the executive’s position within the Company and the corporate goals over which that executive has control or influence.

The following table sets forth the annual cash bonus targets and awards for our named executive officers 2014:

Named Executive Officer	Target Bonus (% of base salary)	Cash bonus Awarded ($)
Jean-François Huc	60%	288,078
James Millis	40%	126,720
Fabrice Orecchioni	45%	123,056

Mr. Huc was awarded a cash bonus of $288,078 for 2014, which represented 100% of his target cash bonus. The compensation committee determined that Mr. Huc demonstrated highly effective leadership in driving substantial progress in achieving our corporate goals.

Mr. Millis was awarded a cash bonus of $126,720 for 2014, which represented approximately 100% of his target cash bonus, for the successful achievement of our corporate goals.

Mr. Orecchioni was awarded a cash bonus of $123,056 for 2014, which represented approximately 100% of his target cash bonus, for the successful achievement of our corporate goals.

401(k) Plan and Registered Retirement Savings Plan (RRSP)

We maintain a 401(k) plan in which substantially all of our U.S.-based employees are entitled to participate. We also maintain a RRSP that our Canadian-based employees are entitled to participate. For both respective plans, employees contribute their own funds, as pre-tax salary deductions. Contributions can be made up to plan limits subject to government limitations. The plan permits us to make matching contributions should we so choose. To date, we have not made matching contributions although we may choose to do so in the future.

Director Compensation

In 2014, our non-employee directors received fees for their services as members of our Board. On November 7, 2013, our Board approved a compensation package to be paid to non-employee directors, including an annual fee of $70,000 for the Chairman of the Board, an annual fee of $55,000 for a board member who is also the chairman of a committee, and an annual fee of $40,000 for all other board members, as well as a stock option grant every two years to acquire 10,500 shares of our common stock per year to be made at the anniversary dates of the initial election of each board member. The non-employee directors may also elect to receive additional stock options in lieu of the cash portion of their compensation package. On February 11, 2015, our Board approved a compensation package for the members of the CAPEX committee, including an annual fee of $15,000 for the chairman and $7,500 for the other members, for their services provided in 2014, and until the dissolution of the committee, which is expected to occur in 2015. In addition, on March 19, 2015, our Board approved a change to the Board compensation policy, effective January 1, 2015, to permit Board members to receive shares in lieu of their annual cash compensation. We reimburse each member of our Board who is not a company employee for reasonable travel and other expenses in connection with attending meetings of the Board. A director who is also our employee receives no additional compensation for his service as a member of our Board. During fiscal year 2014, Mr. Huc was our employee. See Executive Compensation – “Summary Compensation Table – 2014” above for additional information regarding the compensation paid to Mr. Huc during fiscal year 2014.

The following table provides compensation information for the fiscal year ended December 31, 2014 for each non-employee member of our Board. No member of our Board employed by us receives separate compensation for services rendered as a member of our Board.

Name	Fees Earned or Paid in Cash ($)		Option Awards ($) (1)(2)	Total ($)
Kurt Briner (3)	56,845	(4)	58,549		115,394
Heinz Haller (5)	59,476		58,549		118,025
Raymond J. Land (6)	100,000		58,549		158,549
Henry Linsert, Jr. (7)	32,097		58,549		90,646
Denis Lucquin(8)	56,552		58,549		115,101
Ellen Richstone (9)	32,823		58,549		91,371
Kenneth W. Wall (10)	55,000		58,549		113,549

(1)

This column reflects the aggregate grant date fair value of stock option awards granted in 2014 to the non-employee directors, calculated in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. See Note 13 to our consolidated financial statements included in our Form-10K filed on March 16, 2015 for a discussion of the assumptions made by the Company in determining the valuation of equity awards.

(2)

On May 27, 2014 our Board approved a grant of an option to acquire 10,500 shares of our common stock to each of our non-employee board members. The option vests as follows: 25% vested on August 27, 2014, 25% vested November 27, 2014, 25% vested on February 27 2015 and 25% will vest on May 27, 2015.

(3)	As of December 31, 2014, Mr. Briner held options to purchase 65,276 shares of our common stock.
(4)	On May 27, 2014, Mr. Briner elected to receive the equivalent of his annual fee in options.
(5)	As of December 31, 2014, Mr. Haller held options to purchase 23,625 shares of our common stock.
(6)	As of December 31, 2014, Mr. Land held options to purchase 34,125 shares of our common stock. Mr. Land earned $7,500 as a member of the CAPEX committee.
(7)	As of December 31, 2014, Mr. Linsert, Jr. held options to purchase 10,500 shares of our common stock. Mr. Linsert, Jr. earned $3,750 as a member of the CAPEX committee.
(8)	As of December 31, 2014, Mr. Lucquin held options to purchase 5,250 shares of our common stock. Mr. Lucquin resigned from the Board on December 31, 2014.
(9)	As of December 31, 2014, Ms. Richstone held options to purchase 10,500 shares of our common stock.
(10)	As of December 31, 2014, Mr. Wall held options to purchase 45,716 shares of our common stock. Mr. Wall earned $15,000 as the chairman of the CAPEX committee.

Rule 10b5-1 Sales Plans

Our policy governing transactions in our securities by directors, officers and employees permits our officers, directors and certain other persons to enter into trading plans complying with Rule 10b5-1 under the Exchange Act. Generally, under these trading plans, the individual relinquishes control over the transactions once the trading plan is put into place. Accordingly, sales under these plans may occur at any time, including possibly before, simultaneously with, or immediately after significant events involving our company. We are not aware of any officers or directors that have entered into a trading plan in accordance with Rule 10b5-1 and our policy governing transactions in our securities.

We anticipate that, as permitted by Rule 10b5-1 and our policy governing transactions in our securities, some or all of our officers, directors and employees may establish trading plans in the future. We intend to disclose the names of executive officers and directors who establish a trading plan in compliance with Rule 10b5-1 and the requirements of our policy governing transactions in our securities in our future quarterly and annual reports on Form 10-Q and 10-K filed with the Securities and Exchange Commission. However, we undertake no obligation to update or revise the information provided herein, including for revision or termination of an established trading plan.

Compensation Committee Interlocks and Insider Participation

During 2014, Messrs. Haller, Briner, Lucquin and Ms. Richstone served as members of our compensation committee. On December 31, 2014, Mr. Lucquin resigned from his position as a director, and a member of our compensation committee. No member of the compensation committee was an employee or officer of BioAmber during 2014, a former officer of BioAmber, or had any other relationship with us requiring disclosure herein.

During the last fiscal year, none of our executive officers served as: (1) a member of the compensation committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on our compensation committee; (2) a director of another entity, one of whose executive officers served on our compensation committee; or (3) a member of the compensation committee (or other committee of the Board performing equivalent functions or, in the absence of any such committee, the entire Board) of another entity, one of whose executive officers served on our Board.

Report of the Compensation Committee of the Board

The information contained in this compensation committee report shall not be deemed to be (1) “soliciting material,” (2) “filed” with the SEC, (3) subject to Regulations 14A or 14C of the Exchange Act, or (4) subject to the liabilities of Section 18 of the Exchange Act. No portion of this compensation committee report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the proxy statement in which this report appears, except to the extent that BioAmber specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed filed under either the Securities Act or the Exchange Act.

The compensation committee has reviewed and discussed the Executive Compensation section with management. Based on the review and discussions, the compensation committee recommended to the Board that the Executive Compensation section be included in this Proxy Statement for the year ended December 31, 2014.

Compensation Committee

Heinz Haller (Chairperson)

Kurt Briner

Henry Linsert, Jr.

PERFORMANCE GRAPH

The graph set forth below compares the cumulative total stockholder return on our common stock between May 9, 2013 (the date of our initial public offering) and December 31, 2014, with the cumulative total return for the S&P Small-Cap 600 Index and the NASDAQ Clean Edge Green Energy Index over the same period. This graph assumes the investment of $100 on May 9, 2013 in our common stock and in the S&P Small-Cap 600 Index and the NASDAQ Clean Edge Green Energy Index and assumes the reinvestment of dividends, if any. The graph assumes our closing sales price on May 9, 2013 of $8.40 per share as the initial value of our common stock and not the initial offering price to the public of $10.00 per unit.

The comparisons shown in the graph below are based upon historical data. We caution that the stock price performance shown in the graph below is not necessarily indicative of, nor is it intended to forecast, the potential future performance of our common stock.

RELATED PARTY TRANSACTIONS

Certain Relationships and Transactions

Other than compensation agreements and other arrangements which are discussed in the section “Executive Compensation,” and the arrangement with Mitsui & Co., or Mitsui, as described below, in 2014, there was not, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party for which the amount involved exceeds or will exceed $120,000 and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of their immediate family had or will have a direct or indirect material interest.

During 2014, Mitsui, a holder of at least 5% of our common stock, invested additional capital amounting to approximately $24.6 million into BioAmber Sarnia Inc., a joint venture that is 70% owned by us and 30% owned by Mitsui, pursuant to our joint venture agreement with Mitsui in connection with our planned facility in Sarnia, Ontario.

Procedures for Approval of Related Party Transactions

Our Board reviews and approves transactions with directors, officers and holders of 5% or more of our capital stock and their affiliates, each of whom we refer to as a related party. We have adopted a written related party transaction approval policy that governs the review of related party transactions. Pursuant to this policy, our audit committee shall review the material facts of all related party transactions. The audit committee shall take into account, among other factors that it deems appropriate, whether the related party transaction is on terms no less favorable to us than terms generally available in a transaction with an unrelated third party under the same or similar circumstances and the extent of the related party’s interest in the related party transaction. Further, when stockholders are entitled to vote on a transaction with a related party, the material facts of the related party’s relationship or interest in the transaction are disclosed to the stockholders, who must approve the transaction in good faith.

TRANSACTION OF OTHER BUSINESS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the persons appointed in the accompanying proxy intend to vote the shares represented thereby in accordance with their best judgment on such matters, under applicable laws.

ADDITIONAL INFORMATION

Procedures for Submitting Stockholder Proposals

Requirements for Stockholder Proposals to be Brought Before the Annual Meeting. Our bylaws provide that, for nominations of persons for election to our Board or other proposals to be considered at an annual meeting of stockholders, a stockholder must give written notice to our Secretary at BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8, not later than the close of business 90 days, nor earlier than the close of business 120 days, prior to the first anniversary of the date of the preceding year’s annual meeting. However, the bylaws also provide that in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice must be delivered not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Any nomination must include all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors in election contests or is otherwise required under Regulation 14A of the Exchange Act, the person’s written consent to be named in the proxy statement and to serve as a director if elected and such information as we might reasonably require to determine the eligibility of the person to serve as a director. As to other business, the notice must include a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and any material interest of such stockholder (and the beneficial owner) in the proposal. The proposal must be a proper subject for stockholder action. In addition, to make a nomination or proposal, the stockholder must be of record at the time the notice is made and must provide certain information regarding itself (and the beneficial owner), including the name and address, as they appear on our books, of the stockholder proposing such business, the number of shares of our capital stock which are, directly or indirectly, owned beneficially or of record by the stockholder proposing such business or its affiliates or associates (as defined in Rule 12b-2 promulgated under the Exchange Act) and certain additional information.

The advance notice requirements for the Annual Meeting, which is the first annual meeting following the initial public offering of our common stock, are as follows: a stockholder’s notice shall be timely if delivered to our Secretary at the address set forth above not later than the close of business on the later of the 90th day prior to the scheduled date of the Annual Meeting or the 10th day following the day on which public announcement of the date of the Annual Meeting is first made or sent by us.

Requirements for Stockholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials. In addition to the requirements stated above, any stockholder who wishes to submit a proposal for inclusion in our proxy materials must comply with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in our proxy materials relating to our 2016 annual meeting of stockholders, all applicable requirements of Rule 14a-8 must be satisfied and we must receive such proposals no later than December 3, 2015. Such proposals must be delivered to our Secretary, c/o BioAmber Inc., 1250 Rene Levesque West, Suite 4110, Montreal, Quebec, Canada H3B4W8.

Appendix A

BIOAMBER INC.  AMENDED AND RESTATED

2013 STOCK OPTION AND INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS

The name of the plan is the BioAmber Inc. Amended and Restated 2013 Stock Option and Incentive Plan (the “Plan”). The purpose of the Plan is to encourage and enable the officers, employees, Non-Employee Directors and other key persons (including Consultants and prospective employees) of BioAmber Inc. (the “Company”) and  its Subsidiaries upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its stockholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.

The following terms shall be defined as set forth below:

“Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Administrator” means either the Board or the compensation committee of the Board or a similar committee performing the functions of the compensation committee and which is comprised of not less than two Non-Employee Directors who are independent.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Units, Restricted Stock Awards, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights.

“Award Certificate” means a written or electronic document setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Certificate is subject to the terms and conditions of the Plan.

“Board” means the Board of Directors of the Company.

“Cash-Based Award” means an Award entitling the recipient to receive a cash-denominated payment.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

“Consultant” means any natural person that provides bona fide services to the Company, and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Covered Employee” means an employee who is a “Covered Employee” within the meaning of Section 162(m) of the Code.

“Dividend Equivalent Right” means an Award entitling the grantee to receive credits based on cash dividends that would have been paid on the shares of Stock specified in the Dividend Equivalent Right (or other award to which it relates) if such shares had been issued to and held by the grantee.

“Effective Date” means the date specified in Section 21.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Administrator; provided, however, that if the Stock is admitted to quotation on the New York Stock Exchange or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations; provided further, however, that if the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company of its equity securities, or such other event as a result of or following which the Stock shall be publicly held.

“Non-Employee Director” means a member of the Board who is not also an employee of the Company or any Subsidiary.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Performance-Based Award” means any Restricted Stock Award, Restricted Stock Units, Performance Share Award or Cash-Based Award granted to a Covered Employee that is intended to qualify as “performance- based compensation” under Section 162(m) of the Code and the regulations promulgated thereunder.

“Performance Criteria” means the criteria that the Administrator selects for purposes of establishing the Performance Goal or Performance Goals for an individual for a Performance Cycle. The Performance Criteria (which shall be applicable to the organizational level specified by the Administrator, including, but not limited to, the Company or a unit, division, group, or Subsidiary of the Company) that will be used to establish Performance Goals are limited to the following:  earnings before interest, taxes, depreciation and amortization, net income (loss) (either before or after interest, taxes, depreciation and/or amortization), changes in the market price of the Stock, economic value-added, funds from operations or similar measure, sales or revenue, acquisitions or strategic transactions, operating income (loss), cash flow (including, but not limited to, operating cash flow and free cash flow), return on capital, assets, equity, or investment, stockholder returns, return on sales, gross or net profit levels, productivity, expense, margins, operating efficiency, customer satisfaction, working capital, earnings (loss) per share of Stock, sales or market shares and number of customers, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group. The Committee may appropriately adjust any evaluation performance under a Performance Criterion to exclude any of the following events that occurs during a Performance Cycle: (i) asset write-downs or impairments, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reporting results, (iv) accruals for reorganizations and restructuring programs, (v) any extraordinary non-recurring items, including those described in the Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition of operations appearing the Company’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company U.S. GAAP results.

“Performance Cycle” means one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Criteria will be measured for the purpose of determining a grantee’s right to and the payment of a Restricted Stock Award,

Restricted Stock Units, Performance Share Award or Cash-Based Awards, the vesting and/or payment of which is subject to the attainment of one or more Performance Goals. Each such period shall not be less than 12 months.

“Performance Goals” means, for a Performance Cycle, the specific goals established in writing by the Administrator for a Performance Cycle based upon the Performance Criteria.

“Performance Share Award” means an Award entitling the recipient to acquire shares of Stock upon the attainment of specified Performance Goals.

“Restricted Stock Award” means an Award entitling the recipient to acquire, at such purchase price (which may be zero) as determined by the Administrator, shares of Stock subject to such restrictions and conditions as the Administrator may determine at the time of grant.

“Restricted Stock Units” means an Award of phantom stock units to a grantee.

“Sale Event” shall mean (i) the sale of all or substantially all of the assets of the Company on a  consolidated basis to an unrelated person or entity, (ii) a merger, reorganization or consolidation pursuant to which the holders of the Company’s outstanding voting power immediately prior to such transaction do not own a majority of the outstanding voting power of the resulting or successor entity (or its ultimate parent, if applicable) immediately upon completion of such transaction, (iii) the sale of all of the Stock of the Company to an unrelated person or  entity, or (iv) any other transaction in which the owners of the Company’s outstanding voting power prior to such transaction do not own at least a majority of the outstanding voting power of the Company or any successor entity immediately upon completion of the transaction other than as a result of the acquisition of securities directly from  the Company.

“Sale Price” means the value as determined by the Administrator of the consideration payable, or otherwise to be received by stockholders, per share of Stock pursuant to a Sale Event.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Stock” means the Common Stock, par value $0.01 per share, of the Company, subject to adjustments pursuant to Section 3.

“Stock Appreciation Right” means an Award entitling the recipient to receive shares of Stock having a value equal to the excess of the Fair Market Value of the Stock on the date of exercise over the exercise price of the Stock Appreciation Right multiplied by the number of shares of Stock with respect to which the Stock Appreciation Right shall have been exercised.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10 percent of the combined voting power of all classes of stock of the Company or any parent or subsidiary corporation.

“Unrestricted Stock Award” means an Award of shares of Stock free of any restrictions.

SECTION 2. ADMINISTRATION OF PLAN; ADMINISTRATOR AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a)Administration of Plan. The Plan shall be administered by the Administrator.

(b)Powers of Administrator. The Administrator shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i)to select the individuals to whom Awards may from time to time be granted;

(ii)to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Units, Unrestricted Stock Awards, Cash-Based Awards, Performance Share Awards and Dividend Equivalent Rights, or any combination of the foregoing, granted to any one or more grantees;

(iii)	to determine the number of shares of Stock to be covered by any Award;

(iv)to determine and modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the forms of Award Certificates;

(v)	to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi)subject to the provisions of Section 5(b), to extend at any time the period in which Stock Options may be exercised; and

(vii)at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Administrator shall be binding on all persons, including the Company and Plan grantees.

(c)Delegation of Authority to Grant Options. Subject to applicable law, the Administrator, in its discretion, may delegate to the Chief Executive Officer of the Company all or part of the Administrator’s authority and duties with respect to the granting of Options to individuals who are (i) not subject to the reporting and other provisions of Section 16 of the Exchange Act and (ii) not Covered Employees. Any such delegation by the Administrator shall include a limitation as to the amount of Options that may be granted during the period of the delegation and shall contain guidelines as to the determination of the exercise price and the vesting criteria. The Administrator may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Administrator’s delegate or delegates that were consistent with the terms of the Plan.

(d)Award Certificate.  Awards under the Plan shall be evidenced by Award Certificates that set forth the terms, conditions and limitations for each Award which may include, without limitation, the term of an Award and the provisions applicable in the event employment or service terminates.

(e)Indemnification. Neither the Board nor the Administrator, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good  faith in connection with the Plan, and the members of the Board and the Administrator (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s articles or bylaws or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(f)Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and its Subsidiaries operate or have employees or other individuals eligible for Awards, the Administrator, in its sole discretion, shall have the power and authority to:

(i)determine which Subsidiaries shall be covered by the Plan; (ii) determine which individuals outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Administrator determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to this Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitations contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Administrator determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Administrator may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS; SUBSTITUTION

(a)Stock Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be the sum of (i) 2,761,922 shares (the “Initial Limit”), (ii) the number of shares of Stock that remain available for grants under the BioAmber Inc. Stock Incentive Plan (the “2008 Plan”) as of the Effective Date and (iii) on each January 1 beginning with the first January 1 after the Effective Date, the number of shares of Stock reserved and available for issuance under the Plan shall be cumulatively increased by 3 percent of the number of shares of Stock issued and outstanding on the immediately preceding December 31 (the “Annual Increase”), subject, in each case to adjustment as provided in Section 3(b). Subject to such overall limitation, the maximum aggregate number of shares of Stock that may be issued in the form of Incentive Stock Options shall not exceed the Initial Limit cumulatively increased on the first January 1 after the Effective Date and on each January 1 thereafter by the lesser of the Annual Increase for such year or 2,810,922 shares of Stock, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the shares of Stock underlying any Awards under the Plan and awards under the 2008 Plan that are forfeited, canceled, held back upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the shares of Stock available for issuance under the Plan. Subject to such overall limitations, shares of Stock may be issued up to such maximum number pursuant to any type or types of Award; provided, however, that Stock Options or Stock Appreciation Rights with respect to no more than 2,761,922 shares of Stock may be granted to any one individual grantee during any one calendar year period. The shares available for issuance under the Plan may be authorized but unissued shares of Stock or shares of Stock reacquired by the Company.

(b)Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding shares of Stock are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Stock or other securities, or, if, as a result of any merger or consolidation, sale of all or substantially all of the assets of the Company, the outstanding shares of Stock are converted into or exchanged for securities of the Company or any successor entity (or a parent or subsidiary thereof), the Administrator shall make an appropriate or proportionate adjustment in (i) the maximum number of shares reserved for issuance under the Plan, including the maximum number of shares that may be issued in the form of Incentive Stock Options, (ii) the number of Stock Options or Stock Appreciation Rights that can be granted to any one individual grantee and the maximum number of shares that may be granted under a Performance-Based Award, (iii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, (iv) the repurchase price, if any, per share subject to each outstanding Restricted Stock Award, and (v) the exercise price for each share subject to any then outstanding Stock Options and Stock Appreciation Rights under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options and Stock Appreciation Rights) as to which such Stock Options and  Stock Appreciation Rights remain exercisable.  The Administrator shall also make equitable or proportionate adjustments in the number of shares subject to outstanding Awards and the exercise price and the terms of outstanding Awards to take into consideration cash dividends paid other than in the ordinary course or any other extraordinary corporate event. The adjustment by the Administrator shall be final, binding and conclusive. No fractional shares of Stock shall be issued under the Plan resulting from any such adjustment, but the Administrator in its discretion may make a cash payment in lieu of fractional shares.

(c)Mergers and Other Transactions. Except as the Administrator may otherwise specify with respect to particular Awards in the relevant Award Certificate, in the case of and subject to the consummation of a Sale

Event, the parties thereto may cause the assumption or continuation of Awards theretofore granted by the successor entity, or the substitution of such Awards with new Awards of the successor entity or parent thereof, with  appropriate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree. To the extent the parties to such Sale Event do not provide for the assumption, continuation or substitution of Awards, unless otherwise provided in the Award Certificate, all Options and Stock Appreciation Rights that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the effective time of the Sale Event, all other Awards with time-based vesting, conditions or restrictions shall become fully vested and nonforfeitable as of the effective time of the Sale Event and all Awards with conditions and restrictions relating to the attainment of performance goals may become vested and nonforfeitable in connection with a Sale Event in the Administrator’s discretion and upon the effective time of the Sale Event, the Plan and all outstanding Awards granted hereunder shall terminate. In the event of such termination,

(i) the Company shall have the option (in its sole discretion) to make or provide for a cash payment to the grantees holding Options and Stock Appreciation Rights, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the Sale Price multiplied by the number of shares of Stock subject to outstanding Options and Stock Appreciation Rights (to the extent then exercisable at prices not in excess of the Sale Price) and (B) the aggregate exercise price of all such outstanding Options and Stock Appreciation Rights; or (ii) each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Administrator, to exercise all outstanding Options and Stock Appreciation Rights (to the extent then exercisable) held by such grantee.

(d)Substitute Awards. The Administrator may grant Awards under the Plan in substitution for stock and stock based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Administrator may direct that the substitute awards be granted on such terms and conditions as the Administrator considers appropriate in the circumstances.  Any substitute Awards granted under the Plan shall not count against the share limitation set forth in Section 3(a).

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, Non-Employee Directors and key persons (including Consultants and prospective employees) of the Company and its Subsidiaries as are selected from time to time by the Administrator in its sole discretion.

SECTION 5. STOCK OPTIONS

Any Stock Option granted under the Plan shall be in such form as the Administrator may from time to time approve.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options.  Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code.  To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

Stock Options granted pursuant to this Section 5 shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Administrator shall deem desirable.  If the Administrator so determines, Stock Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Administrator may establish.

(a)Exercise Price. The exercise price per share for the Stock covered by a Stock Option granted pursuant to this Section 5 shall be determined by the Administrator at the time of grant but shall not be less than 100 percent of the Fair Market Value on the date of grant. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the option price of such Incentive Stock Option shall be not less than 110 percent of the Fair Market Value on the grant date.

(b)Option Term. The term of each Stock Option shall be fixed by the Administrator, but no Stock Option shall be exercisable more than ten years after the date the Stock Option is granted. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the date of grant.

(c)Exercisability; Rights of a Stockholder.  Stock Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Administrator at or after the grant date. The Administrator may at any time accelerate the exercisability of all or any portion of any Stock Option. An optionee shall have the rights of a stockholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

(d)Method of Exercise. Stock Options may be exercised in whole or in part, by giving written or electronic notice of exercise to the Company, specifying the number of shares to be purchased. Payment of the purchase price may be made by one or more of the following methods to the extent provided in the Option Award Certificate:

(i)In cash, by certified or bank check or other instrument acceptable to the Administrator;

(ii)Through the delivery (or attestation to the ownership) of shares of Stock that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan and that otherwise satisfy any holding periods as may be required by the Administrator. Such surrendered shares shall be valued at Fair Market Value on the exercise date;

(iii)By the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Administrator shall prescribe as a condition of such payment procedure; or

(iv)With respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. The transfer to the optionee on the records of the Company or of the transfer agent of the shares of Stock to be purchased pursuant to the exercise of a Stock Option will be contingent upon receipt from the optionee (or a purchaser acting in his stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Option Award Certificate or applicable provisions of laws (including the satisfaction of any withholding taxes that the Company is obligated to withhold with respect to the optionee).  In the event an optionee chooses to pay the purchase price by previously-owned shares of Stock through the attestation method, the number of shares of Stock transferred to the optionee upon the exercise of the Stock Option shall be net of the number of attested shares. In the event that the Company establishes, for itself or using the services of a third party, an automated system for the exercise of Stock Options, such as a system using an internet website or interactive voice response, then the paperless exercise of Stock Options may be permitted through the use of such an automated system.

(e)Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the time of grant) of the shares of Stock with respect to which Incentive Stock Options granted under this Plan and any other plan of the Company or its parent and subsidiary corporations become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

SECTION 6. STOCK APPRECIATION RIGHTS

(a)Exercise Price of Stock Appreciation Rights. The exercise price of a Stock Appreciation Right shall not be less than 100 percent of the Fair Market Value of the Stock on the date of grant.

(b)Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted by the Administrator independently of any Stock Option granted pursuant to Section 5 of the Plan.

(c)Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Administrator. The term of a Stock Appreciation Right may not exceed ten years.

SECTION 7. RESTRICTED STOCK AWARDS

(a)Nature of Restricted Stock Awards.  The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees.

(b)Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee shall have the rights of a stockholder with respect to the voting of the Restricted Stock, subject to such conditions contained in the Restricted Stock Award Certificate. Unless the Administrator shall otherwise determine, (i) uncertificated Restricted Stock shall be accompanied by a notation on the records of the Company or the transfer agent to the effect that they are subject to forfeiture until such Restricted Stock are vested as provided in Section 7(d) below, and (ii) certificated Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in Section 7(d) below, and the grantee shall be required, as a condition of the grant, to deliver to the Company such instruments of transfer as the Administrator may prescribe.

(c)Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Restricted Stock Award Certificate. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, if a grantee’s employment (or other service relationship) with the Company and its Subsidiaries terminates for any reason, any Restricted Stock that has not vested at the time of termination shall automatically and without any requirement of notice to such grantee from or other action by or on behalf of, the Company be deemed to have been reacquired by the Company at its original purchase price (if any) from such grantee or such grantee’s legal representative simultaneously with such termination of employment (or other service relationship), and thereafter shall cease to represent any ownership of the Company by the grantee or rights of the grantee as a stockholder.  Following such deemed reacquisition of unvested Restricted Stock that are represented by physical certificates, a grantee shall surrender such certificates to the Company upon request without consideration.

(d)Vesting of Restricted Stock. The Administrator at the time of grant shall specify the date or dates and/or the attainment of pre-established Performance Goals, objectives and other conditions on which the non- transferability of the Restricted Stock and the Company’s right of repurchase or forfeiture shall lapse. Subsequent to such date or dates and/or the attainment of such pre-established Performance Goals, objectives and other conditions, the shares on which all restrictions have lapsed shall no longer be Restricted Stock and shall be deemed “vested.” Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in any shares of Restricted Stock that have not vested shall automatically terminate upon the grantee’s termination of employment (or other service relationship) with the Company and its Subsidiaries and such shares shall be subject to the provisions of Section 7(c) above.

SECTION 8. RESTRICTED STOCK UNITS

(a)Nature of Restricted Stock Units.   The Administrator shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Conditions may be based on continuing employment (or other service relationship) and/or achievement of pre-established Performance Goals. The terms and conditions of each such Award Certificate shall be determined by the Administrator, and such terms and conditions may differ among individual Awards and grantees. Restricted Stock Units shall be settled in the form of shares of Stock upon vesting or at the end of the deferral period established at or prior to the time of grant. To the extent that an award of Restricted Stock Units is subject to Section 409A, it may contain such additional terms and conditions as the Administrator shall determine in its sole discretion in order for such Award to comply with the requirements of Section 409A.

(b)Election to Receive Restricted Stock Units in Lieu of Compensation.  The Administrator may, in its sole discretion, permit a grantee to elect to receive a portion of future cash compensation otherwise due to such grantee in the form of an award of Restricted Stock Units. Any such election shall be made in writing and shall be delivered to the Company no later than the date specified by the Administrator and in accordance with Section 409A and such other rules and procedures established by the Administrator. Any such future cash compensation that the grantee elects to defer shall be converted to a fixed number of Restricted Stock Units based on the Fair Market Value of Stock on the date the compensation would otherwise have been paid to the grantee if such payment had not been deferred as provided herein. The Administrator shall have the sole right to determine whether and under what circumstances to permit such elections and to impose such limitations and other terms and conditions thereon as the Administrator deems appropriate.  Any Restricted Stock Units that are elected to be received in lieu of cash compensation shall be fully vested, unless otherwise provided in the Award Certificate.

(c)Rights as a Stockholder. A grantee shall have the rights as a stockholder only as to shares of  Stock acquired by the grantee upon settlement of Restricted Stock Units; provided, however, that the grantee may be credited with Dividend Equivalent Rights with respect to the phantom stock units underlying his Restricted Stock Units, subject to such terms and conditions as the Administrator may determine.

(d)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 9. UNRESTRICTED STOCK AWARDS

Grant or Sale of Unrestricted Stock. The Administrator may, in its sole discretion, grant (or sell at par value or such higher purchase price determined by the Administrator) an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 10. CASH-BASED AWARDS

Grant of Cash-Based Awards. The Administrator may grant Cash-Based Awards under the Plan. A Cash- Based Award is an Award that entitles the grantee to a payment in cash upon the attainment of specified Performance Goals. The Administrator shall determine the maximum duration of the Cash-Based Award, the amount of cash to which the Cash-Based Award pertains, the conditions upon which the Cash-Based Award shall become vested or payable, and such other provisions as the Administrator shall determine. Each Cash-Based Award shall specify a cash-denominated payment amount, formula or payment ranges as determined by the Administrator. Payment, if any, with respect to a Cash-Based Award shall be made in accordance with the terms of the Award and may be made in cash.

SECTION 11. PERFORMANCE SHARE AWARDS

(a)Nature of Performance Share Awards.  The Administrator may, in its sole discretion, grant Performance Share Awards independent of, or in connection with, the granting of any other Award under the Plan. The Administrator shall determine whether and to whom Performance Share Awards shall be granted, the Performance Goals, the periods during which performance is to be measured, which may not be less than one year except in the case of a Sale Event, and such other limitations and conditions as the Administrator shall determine.

(b)Rights as a Stockholder. A grantee receiving a Performance Share Award shall have the rights of a stockholder only as to shares actually received by the grantee under the Plan and not with respect to shares subject to the Award but not actually received by the grantee. A grantee shall be entitled to receive shares of Stock under a Performance Share Award only upon satisfaction of all conditions specified in the Performance Share Award Certificate (or in a performance plan adopted by the Administrator).

(c)Termination. Except as may otherwise be provided by the Administrator either in the Award agreement or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Performance Share Awards shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 12. PERFORMANCE-BASED AWARDS TO COVERED EMPLOYEES

(a)Performance-Based Awards. The Administrator may grant one or more Performance-Based Awards in the form of a Restricted Stock Award, Restricted Stock Units, Performance Share Awards or Cash-Based Award payable upon the attainment of Performance Goals that are established by the Administrator and relate to one or more of the Performance Criteria, in each case on a specified date or dates or over any period or periods determined by the Administrator. The Administrator shall define in an objective fashion the manner of calculating the Performance Criteria it selects to use for any Performance Cycle. Depending on the Performance Criteria used to establish such Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, or an individual. Each Performance-Based Award shall comply with the provisions set forth below.

(b)Grant of Performance-Based Awards. With respect to each Performance-Based Award granted to a Covered Employee, the Administrator shall select, within the first 90 days of a Performance Cycle (or, if shorter, within the maximum period allowed under Section 162(m) of the Code) the Performance Criteria for such grant, and the Performance Goals with respect to each Performance Criterion (including a threshold level of performance below which no amount will become payable with respect to such Award).  Each Performance-Based Award will specify the amount payable, or the formula for determining the amount payable, upon achievement of the various applicable performance targets. The Performance Criteria established by the Administrator may be (but need not be) different for each Performance Cycle and different Performance Goals may be applicable to Performance-Based Awards to different Covered Employees.

(c)Payment of Performance-Based Awards. Following the completion of a Performance Cycle, the Administrator shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Cycle have been achieved and, if so, to also calculate and certify in writing the amount of the

Performance-Based Awards earned for the Performance Cycle. The Administrator shall then determine the actual size of each Covered Employee’s Performance-Based Award.

(d)Maximum Award Payable. The maximum Performance-Based Award payable to any one Covered Employee under the Plan for a Performance Cycle is 2,761,922 shares of Stock (subject to adjustment as provided in Section 3(b) hereof) or $2,000,000 in the case of a Performance-Based Award that is a Cash-Based Award.

SECTION 13. DIVIDEND EQUIVALENT RIGHTS

(a)Dividend Equivalent Rights. A Dividend Equivalent Right may be granted hereunder to any grantee as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award or as a freestanding award. The terms and conditions of Dividend Equivalent Rights shall be specified in the Award Certificate. Dividend equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional shares of Stock, which may thereafter accrue additional equivalents. Any such reinvestment shall be at Fair Market Value on the date of reinvestment or such other price as may then apply under a dividend reinvestment plan sponsored by the Company, if any. Dividend Equivalent Rights may be settled in cash or shares of Stock or a combination thereof, in a single installment or installments.  A Dividend Equivalent Right granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award may provide that such Dividend Equivalent Right shall be settled upon settlement or payment of, or lapse of restrictions on, such other Award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other Award. A Dividend Equivalent Right granted as a component of a Restricted Stock Units, Restricted Stock Award or Performance Share Award may also contain terms and conditions different from such other Award.

(b)Interest Equivalents. Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the grant for interest equivalents to be credited with respect to such cash payment. Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(c)Termination. Except as may otherwise be provided by the Administrator either in the Award Certificate or, subject to Section 18 below, in writing after the Award is issued, a grantee’s rights in all Dividend Equivalent Rights or interest equivalents granted as a component of an award of Restricted Stock Units, Restricted Stock Award or Performance Share Award that has not vested shall automatically terminate upon the grantee’s termination of employment (or cessation of service relationship) with the Company and its Subsidiaries for any reason.

SECTION 14. TRANSFERABILITY OF AWARDS

(a)Transferability.  Except as provided in Section 14(b) below, during a grantee’s lifetime, his or her Awards shall be exercisable only by the grantee, or by the grantee’s legal representative or guardian in the event of the grantee’s incapacity. No Awards shall be sold, assigned, transferred or otherwise encumbered or disposed of by a grantee other than by will or by the laws of descent and distribution or pursuant to a domestic relations order. No Awards shall be subject, in whole or in part, to attachment, execution, or levy of any kind, and any purported transfer in violation hereof shall be null and void.

(b)Administrator Action. Notwithstanding Section 14(a), the Administrator, in its discretion, may provide either in the Award Certificate regarding a given Award or by subsequent written approval that the grantee (who is an employee or director) may transfer his or her Non-Qualified Stock Options or Stock Appreciation Rights to his or her immediate family members, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award. In no event may an Award be transferred by a grantee for value.

(c)Family Member. For purposes of Section 14(b), “family member” shall mean a grantee’s child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the grantee’s household (other than a tenant of the grantee), a trust in which these persons (or the grantee) have more than 50 percent of the beneficial interest, a foundation in which these persons (or the grantee) control the management of assets, and any other entity in which these persons (or the grantee) own more than 50 percent of the voting interests.

(d)Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Administrator and shall not be effective until received by the Administrator. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

SECTION 15. TAX WITHHOLDING

(a)Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the grantee for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Administrator regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income.  The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver evidence of book entry (or stock certificates) to any grantee is subject to and conditioned on tax withholding obligations being satisfied by the grantee.

(b)Payment in Stock. Subject to approval by the Administrator, a grantee may elect to have the Company’s minimum required tax withholding obligation satisfied, in whole or in part, by authorizing the Company to withhold from shares of Stock to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due.

SECTION 16. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements  as specified by the Administrator from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is then considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. Further, the settlement of any such Award may not be accelerated except to the extent permitted by Section 409A.

SECTION 17. TRANSFER, LEAVE OF ABSENCE, ETC.

For purposes of the Plan, the following events shall not be deemed a termination of employment:

(a)a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or

(b)an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise so provides in writing.

SECTION 18. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Administrator may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder’s consent. The Administrator is specifically authorized to exercise its discretion to reduce the exercise price of outstanding Stock Options or Stock Appreciation Rights or effect the repricing of such Awards through cancellation and re-grants. To the extent required under the rules of any securities exchange or market system on which the Stock is listed, to the extent determined by the Administrator to be required by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code, or to ensure that compensation earned under Awards qualifies as performance-based compensation under Section 162(m) of the Code, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 18 shall limit the Administrator’s authority to take any action permitted pursuant to Section 3(c).

SECTION 19. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Administrator shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Administrator may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Stock or make payments with respect to Awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the foregoing sentence.

SECTION 20. GENERAL PROVISIONS

(a)No Distribution. The Administrator may require each person acquiring Stock pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

(b)Delivery of Stock Certificates.  Stock certificates to grantees under this Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a Stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records). Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates evidencing shares of Stock pursuant to the exercise of any Award, unless and until the Administrator has determined, with advice of counsel (to the extent the Administrator deems such advice necessary or advisable), that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the shares of Stock are listed, quoted or traded. All Stock certificates delivered pursuant to the Plan shall be subject to any stop-transfer orders and other restrictions as the Administrator deems necessary or advisable to comply with federal, state or foreign jurisdiction, securities or other laws, rules and quotation system on which the Stock is listed, quoted or traded. The Administrator may place legends on any Stock certificate to reference restrictions applicable to the Stock. In addition to the terms and conditions provided herein, the Administrator may require that an individual make such reasonable covenants, agreements, and representations as the Administrator, in its discretion, deems necessary or advisable in order to comply with any such laws, regulations, or requirements. The Administrator shall have the right to require any individual to comply with any timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, as may be imposed in the discretion of the Administrator.

(c)Stockholder Rights. Until Stock is deemed delivered in accordance with Section 20(b), no right to vote or receive dividends or any other rights of a stockholder will exist with respect to shares of Stock to be issued  in connection with an Award, notwithstanding the exercise of a Stock Option or any other action by the grantee with respect to an Award.

(d)Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of this Plan and the grant of Awards do not confer upon any employee any right to continued employment with the Company or any Subsidiary.

(e)Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

(f)Clawback of Awards under Sarbanes-Oxley Act. Awards under this Plan are subject to clawback to the extent required by the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010.

SECTION 21. EFFECTIVE DATE OF PLAN

This Plan shall become effective on the date of the Company’s Initial Public Offering, subject to stockholder approval in accordance with applicable state law, the Company’s bylaws and articles of incorporation, and applicable stock exchange rules. No grants of Stock Options and other Awards may be made hereunder after the tenth anniversary of the Effective Date and no grants of Incentive Stock Options may be made hereunder after the tenth anniversary of the date the Plan is approved by the Board.

SECTION 22. GOVERNING LAW

This Plan and all Awards and actions taken thereunder shall be governed by, and construed in accordance with, the laws of the State of Delaware, applied without regard to conflict of law principles.

DATE APPROVED BY BOARD OF DIRECTORS: April 20, 2013; amended and restated March 31, 2015 DATE APPROVED BY STOCKHOLDERS: May 2, 2013; amended and restated March 31, 2015

PROXY The Board recommends you vote FOR the nominee listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3:	Please mark your votes like this	☒

1.						To elect the following Class II Director Nominee

					☐ FOR	☐ WITHOLD
01	Heinz Haller

2.						To ratify the Company’s Amended and Restated 2013 Stock Option and Incentive Plan

☐	FOR	☐	AGAINST	☐		ABSTAIN

3.						To ratify the appointment of Deloitte LLP as BioAmber’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

☐	FOR	☐	AGAINST	☐	ABSTAIN

NOTE: The proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here (see reverse for instructions).										☐

Please indicate if you plan to attend this meeting							YES	☐	NO	☐

This proxy, when properly executed, will be voted in the manner directed by you.

COMPANY ID:

PROXY NUMBER:

ACCOUNT NUMBER:

Signature	Signature	Date	,	2015.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

▲ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ▲

As a stockholder of BioAmber Inc., you have the option of voting your shares electronically through the Internet or on the telephone, eliminating the need to return the proxy card. Your electronic vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed, dated and returned the proxy card. Votes submitted electronically over the Internet or by telephone must be received by 11:59 p.m., Eastern Time, on May 14, 2015.

Vote Your Proxy on the Internet:		Vote Your Proxy by Phone:		Vote Your Proxy by mail:

Go to www.envisionreports.com/BIOA Have your proxy card available when you access the above website. Follow the prompts to vote your shares.	OR	Call – 1 (800) 653-VOTE (8683) Use any touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.	OR	Mark, sign, and date your proxy card, then detach it, and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY OR BY PHONE

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF BIOAMBER INC.

The undersigned hereby appoints Jean-François Huc and François Laurin as proxies and attorneys-in-fact of the undersigned, each with the power to act without the other and with the power of substitution, and hereby authorizes them to represent and vote all the shares of common stock of BioAmber Inc. (the “Company”) standing in the name of the undersigned on March 19, 2015, with all powers which the undersigned would possess if present at the 2015 Annual Meeting of Stockholders of the Company to be held on May 15, 2015 or at any adjournment or postponement thereof. Receipt of the Notice of the 2015 Annual Meeting of Stockholders and Proxy Statement and the 2014 Annual Report is hereby acknowledged.

In order for your vote to be submitted by this proxy, you must (i) properly complete the telephone or Internet voting instructions no later than 11:59 P. M. Eastern Time on May 14, 2015 or (ii) properly complete and return this proxy card so your vote is received prior to the vote at the 2015 Annual Meeting of Stockholders of the Company. Submitting your proxy by mail, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the 2015 Annual Meeting of Stockholders of the Company.

Address Change /

Comments

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

☐ FOLD AND DETACH HERE AND READ THE REVERSE SIDE ☐

Important Notice Regarding the Availability of Proxy Materials for

the Annual Meeting of Stockholders to be held May 15, 2015

The proxy statement and our Annual Report on Form 10-K

are available at www.edocumentview.com/BIOA.